EXHIBIT 10.33

140 Canal View Boulevard
Rochester, New York 14623

LEASE

by and between

Hub Properties Trust

as Landlord

and

Performance Technologies, Incorporated
as Tenant

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LEASE

ARTICLE 1
Reference Data

1.1              Introduction and Subjects Referred To.

This is a lease (this “Lease”) entered into by and between Hub Properties Trust, a Maryland real estate investment trust (“Landlord”), and Performance Technologies, Incorporated, a Delaware corporation (“Tenant”).

Each reference in this Lease to any of the following terms or phrases shall be construed to incorporate the corresponding definition stated in this Section 1.1.

Date of this Lease:	As of January 1, 2012.
Building and Property:

That building in the Town of Brighton, New York 14623, located at 140 Canal View Boulevard (the “Building”), and bearing tax account #149.20-1-5.12. The Building, the parking areas appurtenant to the Building, the sidewalks and driveways adjacent thereto, all other exterior common areas, and the land parcels on which all of the same are located are hereinafter collectively referred to as the “Property”.

Building Rentable Area:	32,000 square feet.
Premises:

The entire Building, substantially as shown on Exhibit A hereto, comprised of two areas, one for office use (the “Office Premises”) and one for light manufacturing, assembly and warehouse use (the “Warehouse Premises”).

Premises Rentable Area:	Office Premises: 21,500 square feet. Warehouse Premises: 10,500 square feet.
Original Terms:

Office Premises: Sixty-six (66) months (the “Original Office Premises Term”), commencing on the Rent Commencement Date and expiring on June 30, 2017 (the “Original  Office Premises Term Expiration Date”), subject to extension in accordance with Section 2.5 hereof.

Warehouse Premises: Thirty–eight (38) months (the “Original Warehouse Premises Term”) commencing on the Rent Commencement Date and expiring on February 28, 2015 (the “Original Warehouse Premises Term Expiration Date”), subject to extension in accordance with Sections 2.5 and 2.6 hereof.

Commencement Date:	The date that is three (3) days from the mutual execution and delivery of this Lease.
Occupancy Date:	The date on which Tenant occupies the Premises, or any portion thereof, for the conduct of its business.
Rent Commencement Date:	January 1, 2012. See also Section 2.2 with respect to additional information concerning the Rent Commencement Date.
Substantial Completion Date:

If Tenant performs the Tenant Work, then the “Substantial Completion Date” shall be the date that Tenant substantially completes the Tenant Work in such a fashion as to enable Tenant, upon furnishing, wiring and equipping the same, to open for business in the normal course. If Landlord performs the Tenant Work, then the “Substantial  Completion  Date” shall be the date that (i) Landlord substantially completes the Tenant Work, except that in the event of any Tenant Delays, the Substantial Completion Date shall be the date that Landlord would have achieved substantial completion of the Tenant Work, but for such Tenant Delays, and (ii) the Town of Brighton has issued such evidence as is customary (e.g., inspection sign-off) to permit occupancy of the Premises, unless such evidence is not available due to (a) any defect in the design of the Tenant Work, (b) Tenant not having completed furnishing, wiring and equipping the same, and/or (c) any other matter beyond the reasonable control of Landlord (including, for example, delays in Town inspectors completing such inspections). Landlord’s certificate of substantial completion shall be conclusive and binding upon Tenant unless Tenant, within seven (7) days after Tenant receives such certificate, gives written notice to Landlord setting forth with specificity Tenant’s objections to such certificate. See also Section 3.2(B) with respect to additional information concerning entry rights of Tenant prior to the Substantial Completion Date.

Base Building Work:	See Exhibit G.
Contemplated Scope of Tenant Work:	See Exhibit H.
Tenant Work:	See Section 3.2.2.
Tenant Delays:	See Section 3.2.2.
Tenant Work Election Date:	Within five (5) days of the mutual execution and delivery of this Lease.
Initial Plans Date:	Within fourteen (14) days of the mutual execution and delivery of this Lease.
Final Plans Date:	Within thirty (30) days of the mutual execution and delivery of this Lease.
Authorization to Proceed Date:	Within thirty (30) days of the mutual execution and delivery of this Lease.
Annual Fixed Rent:	As set forth below:

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Office Premises:

Lease Year*	Annual Fixed Rent	Monthly Fixed Rent	Per-Rentable-Square-Foot Rent
January 1, 2012 – December 31, 2012*	$236,500.00	$19,708.33	$11.00
January 1, 2013 – December 31, 2013	$239,725.00	$19,977.08	$11.15
January 1, 2014 – December 31, 2014	$242,950.00	$20,245.83	$11.30
January 1, 2015 – December 31, 2015	$246,175.00	$20,514.58	$11.45
January 1, 2016 – December 31, 2016	$249,400.00	$20,783.33	$11.60
January 1, 2017 – June 30, 2017	$252,625.00**	$21,052.08	$11.75

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Warehouse Premises:

Lease Year*	Annual Fixed Rent	Monthly Fixed Rent	Per-Rentable-Square-Foot Rent
January 1, 2012 – December 31, 2012*	$115,500.00	$9,625.00	$11.00
January 1, 2013 – December 31, 2013	$117,075.00	$9,756.25	$11.15
January 1, 2014 – December 31, 2014	$118,650.00	$9,887.50	$11.30
January 1, 2015 – February 28, 2015	$120,225.00**	$10,018.75	$11.45

*Waived Rent: Notwithstanding anything herein which may be construed to the contrary, provided there is no monetary or material non-monetary Default of Tenant then existing under the Lease during the first two (2) months of each of the Original Office Premises Term and the Original Warehouse Premises Term (the “Waiver Periods”), the Monthly Fixed Rent for both the Office Premises and the Warehouse Premises is hereby waived by Landlord (the “Waived Rent”). The total amount of Waived Rent is $58,666.66 ($39,416.66 with respect to the Office Premises and $19,250.00 with respect to the Warehouse Premises). The foregoing waivers shall not affect Tenant’s obligation to pay the Tenant’s Tax Obligation, Tenant’s Operating Cost Obligation, and Tenant’s obligation to pay for utilities (subject to Section 4.5 below) or any other charges payable by Tenant under the Lease with respect to the Office Premises and Warehouse Premises.

	**Annualized
Tenant’s Percentage:	The ratio of Premises Rentable Area to one hundred percent (100%) of Building Rentable Area, which ratio shall initially be deemed to be one hundred percent (100%).
Permitted Uses:

Office Premises: General and administrative office uses compatible with a first-class office building, subject to the provisions of Subsection 6.1.2.

Warehouse Premises: Light manufacturing, assembly, and warehouse purposes, subject to the provisions of Subsections 6.1.2, 6.1.4 and 6.2.8.

Security Deposit:	None.
Commercial General Liability Insurance Limits:	$3,000,000 per occurrence (combined single limit) for property damage, bodily and personal injury and death.
Original Address of Landlord:

Hub Properties Trust

c/o Reit Management & Research LLC

1500 Market Street

Philadelphia, PA 19103

Attention: Vice President, Northeast Central Region

With a copy to:

Reit Management & Research LLC

Two Newton Place

255 Washington Street, Suite 300

Newton, MA 02458

Attention: Jennifer B. Clark

and

Hub Properties Trust

c/o Reit Management & Research LLC

One Lincoln Center

110 West Fayette Street, 11th Floor

Syracuse, New York 13202

Attention: Area Manager

Original Address of Tenant:

Performance Technologies, Incorporated

205 Indigo Creek Drive

Rochester, New York 14626

ATTN: Dorrance W. Lamb, Chief Financial Officer

After Tenant takes occupancy of the Property, the address shall then be:

Performance Technologies, Incorporated

140 Canal View Boulevard

Rochester, New York 14623

ATTN: Dorrance W. Lamb, Chief Financial Officer

With a copy to:

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, New York 14604-2711

ATTN: William N. La Forte, Esq.

Address for Payment of Rent:	Hub Properties Trust c/o Reit Management & Research LLC P.O. Box 84-5008 Boston, MA 02284-5008
Guarantor:	None.

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1.2              Exhibits.

The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease.

EXHIBIT A.   Plan showing the Premises.

EXHIBIT B.   Rules and Regulations.

EXHIBIT C.   Confirmation of Lease Provisions.

EXHIBIT D.   Alterations Requirements.

EXHIBIT E.   Contractor’s Insurance Requirements.

EXHIBIT F.   Clerk’s Certificate.

EXHIBIT G.   Base Building Work

EXHIBIT H.   Contemplated Scope of Tenant Work

ARTICLE 2
Premises and Term

2.1              Premises

.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises, excluding exterior faces of exterior walls, and in the event the Premises are reduced to less than the entire Building, also excluding the common lobbies, hallways, stairways, stairwells, elevator shafts and other common areas, and the escalators, elevators, pipes, ducts, conduits, wires and appurtenant fixtures and other common facilities serving the common areas, the Premises and the premises of other tenants in the Building.

Tenant shall have, as appurtenant to the Premises, rights to use, in common with others (to the extent the Premises consist of less than the entire Building), subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, hallways and stairways of the Building, (b) the common escalators, elevators, pipes, ducts, conduits, wires and appurtenant fixtures and other common facilities serving the Premises, (c) common walkways and driveways (if any) necessary for access to the Building, and (d) if the Premises include less than all of the rentable area of any floor of the Building, the common toilets and other common facilities located on such floor.

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2.2              The 205 Indigo Creek Lease

.  Landlord and Tenant hereby acknowledge that (a) Tenant is currently occupying the entire building owned by Landlord at 205 Indigo Creek Drive, Rochester, New York (the “205 Indigo Creek Premises”) under a lease with Landlord dated May 19, 2001, as amended by a First Amendment to Lease dated as of July 19, 2001 (as amended, the “205 Indigo Creek Lease”) for a term expiring April 30, 2012, (b) in order to accommodate Tenant’s wishes to relocate to the Building, Landlord and Tenant have entered into that certain Termination Agreement of even date herewith terminating the 205 Indigo Creek Lease effective as of the Termination Date (as such term is defined therein), and (c) in consideration of relieving Tenant of its obligation to make payments of Base Rent, real estate taxes, or expenses with respect to the 205 Indigo Creek Premises from and after January 1, 2012, all to the extent and subject to the terms and conditions set forth in the Termination Agreement, the Rent Commencement Date under this Lease shall be the date set forth in Section 1.1 above regardless of whether the Landlord or Tenant is performing the Tenant Work under this Lease.

2.3              Measurement of the Premises

.  Landlord and Tenant agree that the Premises Rentable Area identified in Section 1.1 is recited for Landlord’s administrative purposes only and that, although the Annual Fixed Rent and Tenant’s Percentage have been determined by reference to such square footage (regardless of the possibility that the actual measurement of the Premises may be more or less than the number identified, irrespective of the measurement method used), Annual Fixed Rent and Tenant’s Percentage shall not be changed except as expressly provided in this Lease.

2.4              Term

.  The Term of this Lease for both the Office Premises and the Warehouse Premises shall be for a period beginning on the Rent Commencement Date (as defined in Section 3.1) and continuing for the respective Original Office Premises Term and the Original Warehouse Premises Term, and any extension of the applicable Term hereof in accordance with the provision of this Lease, unless sooner terminated as hereinafter provided.  When the dates of the beginning and end of the Original Office Premises Term and the Original Warehouse Premises Term have been determined, such dates shall be evidenced by documents, substantially in the form attached hereto as Exhibit C, executed by Landlord and Tenant and delivered each to the other, but the failure of Landlord and Tenant to execute or deliver such documents shall have no effect upon such dates.  The Original Office Premises Term and the Original Warehouse Premises Term and any extension of same in accordance with the provisions of this Lease are hereinafter referred to as the “Office Premises Term” and the “Warehouse Premises Term” of this Lease, respectively (together, the “Term”).

2.5              Extension Options—Office Premises

.  So long as this Lease is still in full force and effect, and subject to the Office Extension Conditions (as hereinafter defined), which Landlord may waive, in its sole and absolute discretion, at any time, but only by notice to Tenant, Tenant shall have the right to extend the Office Premises Term for two (2) additional periods (each, an “Office Premises Extended Term”) of thirty-six (36) months each (the “First Office Premises Extended Term” and the “Second Office Premises Extended Term”,   respectively).  Each Office Premises Extended Term shall commence on the day succeeding the expiration of the Original Office Premises Term or the preceding Office Premises Extended Term, as the case may be, and shall end on the last day of the thirty-sixth (36th) calendar month thereafter.  All of the terms, covenants and provisions of this Lease applicable immediately prior to the expiration of the then current Term shall apply to each Office Premises Extended Term except that the Annual Fixed Rent for each Office Premises Extended Term shall be as set forth below.

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First Office Premises Extended Term:

Lease Year	Annual Fixed Rent	Monthly Fixed Rent	Per-Rentable-Square-Foot Rent
July 1, 2017 – December 31, 2017	$252,625.00*	$21,052.08	$11.75
January 1, 2018 – December 31, 2018	$255,850.00	$21,320.83	$11.90
January 1, 2019 – December 31, 2019	$259,075.00	$21,589.58	$12.05
January 1, 2020 – June 30, 2020	$262,300.00*	$21,858.33	$12.20

Second Office Premises Extended Term:

Lease Year	Annual Fixed Rent	Monthly Fixed Rent	Per-Rentable-Square-Foot Rent
July 1, 2020 – December 31, 2020	$262,300.00*	$21,858.33	$12.20
January 1, 2021 – December 31, 2021	$265,525.00	$22,127.08	$12.35
January 1, 2022 – December 31, 2022	$268,750.00	$22,395.83	$12.50
January 1, 2023 – June 30, 2023	$271,975.00*	$22,664.58	$12.65

*Annualized

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If Tenant shall elect to exercise any of the aforesaid options, it shall do so by giving Landlord notice (an “Office Extension Election Notice”) of its election not later than twelve (12) months prior to the expiration of the then current Office Premises Term.  If Tenant fails to give any such notice to Landlord, the Office Premises Term shall automatically terminate no later than the end of the Office Premises Term then in effect, and Tenant shall have no further option to extend the Office Premises Term, it being agreed that time is of the essence with respect to the giving of any such notice.  If Tenant shall extend the Office Premises Term hereof pursuant to the provisions of this Section 2.5, such extension shall (subject to satisfaction of the Office Extension Conditions, unless waived by Landlord) be automatically effected without the execution of any additional documents, but Tenant shall, at Landlord’s request, execute an agreement confirming such applicable Office Premises Extended Term.  The “Office Extension Conditions” are that, as of the date of the applicable Office Extension Election Notice there shall exist no Default of Tenant (i.e,  beyond any applicable cure period), and Performance Technologies, Incorporated, itself (or any successor by Merger, or any Affiliate as defined in Subsection 6.2.1), shall actually occupy the entire Office Premises.

2.6              Extension Options—Warehouse Premises

.  So long as this Lease is still in full force and effect, and subject to the Warehouse Extension Conditions (as hereinafter defined), which Landlord may waive, in its sole and absolute discretion, at any time, but only by notice to Tenant, Tenant shall have the right (each, a “Warehouse Premises Extension Option”) to extend the Warehouse Premises Term for two (2) additional periods (each, a “Warehouse Premises Extended Term”) of fourteen (14) months each (the “First Warehouse Premises Extended Term” and the “Second Warehouse Premises Extended Term”, respectively).  Each Warehouse Premises Extended Term shall commence on the day succeeding the expiration of the Original Warehouse Premises Term or the preceding Warehouse Premises Extended Term, as the case may be, and shall end on the last day of the fourteenth (14th) calendar month thereafter (each, a “Warehouse Premises Extended Term Expiration Date”).  All of the terms, covenants and provisions of this Lease applicable immediately prior to the expiration of the then current Warehouse Premises Term shall apply to each Warehouse Premises Extended Term except that the Annual Fixed Rent for each Warehouse Premises Extended Term shall be as set forth below.

First Warehouse Premises Extended Term:

Lease Year	Annual Fixed Rent	Monthly Fixed Rent	Per-Rentable-Square-Foot Rent
March 1, 2015 – December 31, 2015	$120,225.00*	$10,018.75	$11.45
January 1, 2016 – April 30, 2016	$121,800.00*	$10,150.00	$11.60

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Second Warehouse Premises Extended Term:

Lease Year	Annual Fixed Rent	Monthly Fixed Rent	Per-Rentable-Square-Foot Rent
May 1, 2016 – December 31, 2016	$121,800.00*	$10,150.00	$11.60
January 1, 2017 – June 30, 2017	$123,375.00*	$10,281.25	$11.75

            *Annualized

If Tenant shall elect to exercise any of the aforesaid options, it shall do so by giving Landlord notice (an “Warehouse Extension Election Notice”) of its election not later than six (6) months prior to the expiration of the then current Warehouse Premises Term.  If Tenant fails to give any such notice to Landlord, the Warehouse Premises Term shall automatically terminate no later than the end of the Warehouse Premises Term then in effect, and Tenant shall have no further option to extend the Warehouse Premises, it being agreed that time is of the essence with respect to the giving of any such notice.  If Tenant shall extend the Warehouse Premises Term hereof pursuant to the provisions of this Section 2.6, such extension shall (subject to satisfaction of the Warehouse Extension Conditions, unless waived by Landlord) be automatically effected without the execution of any additional documents, but Tenant shall, at Landlord’s request, execute an agreement confirming such applicable Warehouse Premises Extended Term.  The “Warehouse Extension Conditions” are that, as of the date of the applicable Warehouse Extension Election Notice there shall exist no Default of Tenant (i.e., beyond any applicable cure period), and Performance Technologies, Incorporated, itself (or any successor by Merger, or any Affiliate as defined in Subsection 6.2.1), shall actually occupy the entire Warehouse Premises.

2.7              Contingent Extension Options—Warehouse Premises

.  In the event that Tenant has exercised both of its options set forth in Section 2.6 above thereby extending the Warehouse Premises Term to be coterminous with the initial Office Premises Term, then so long as this Lease is still in full force and effect, and subject to the Additional Warehouse Extension Conditions (as hereinafter defined), which Landlord may waive, in its sole and absolute discretion, at any time, but only by notice to Tenant, Tenant shall have the right (each a “Conditional Warehouse Premises Extension Option”) to extend the Warehouse Premises Term of this Lease for two (2) additional periods (each, an “Additional Warehouse Premises Extended Term”) of thirty-six (36) months each (the “First Additional Warehouse Premises Extended Term” and the “Second Warehouse Premises Extended Term”, respectively).  Each Additional Warehouse Premises Extended Term shall commence on the day succeeding the expiration of the preceding Warehouse Premises Extended Term and Additional Warehouse Premises Extended Term, as applicable, and shall end on the last day of the thirty-sixth (36th) calendar month thereafter.  All of the terms, covenants and provisions of this Lease applicable immediately prior to the expiration of the then current Warehouse Premises Term shall apply to each Additional Warehouse Premises Extended Term except that the Annual Fixed Rent for each Additional Warehouse Premises Extended Term shall be as set forth below.

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First Additional Warehouse Premises Extended Term:

Lease Year	Annual Fixed Rent	Monthly Fixed Rent	Per-Rentable-Square-Foot Rent
July 1, 2017 – December 31, 2017	$123,375.00*	$10,281.25	$11.75
January 1, 2018- December 31, 2018	$124,950.00	$10,412.50	$11.90
January 1, 2019 – December 31, 2019	$126,525.00	$10,543.75	$12.05
January 1, 2020 – June 30, 2020	$128,100.00*	$10,675.00	$12.20

Second Additional Warehouse Premises Extended Term:

Lease Year	Annual Fixed Rent	Monthly Fixed Rent	Per-Rentable-Square-Foot Rent
July 1, 2020 – December 31, 2020	$128,100.00*	$10,675.00	$12.20
January 1, 2021 – December 31, 2021	$129,675.00	$10,806.25	$12.35
January 1, 2022 – December 31, 2022	$131,250.00	$10,937.50	$12.50
January 1, 2023 – June 30, 2023	$132,825.00*	$11,068.75	$12.65

            *Annualized

If Tenant shall elect to exercise any of the aforesaid options, it shall do so by giving Landlord notice (an “Additional Warehouse Premises Election Notice”) of its election not later than twelve (12) months prior to the expiration of the then current Warehouse Premises Term.  If Tenant fails to give any such notice to Landlord, the Warehouse Premises Term shall automatically terminate no later than the end of the then applicable Warehouse Premise Term in effect, and Tenant shall have no further option to extend the Warehouse Premises Term, it being agreed that time is of the essence with respect to the giving of any such notice.  If Tenant shall extend the Warehouse Premises Term hereof pursuant to the provisions of this Section 2.7, such extension shall (subject to satisfaction of the Additional Warehouse Extension Conditions, unless waived by Landlord) be automatically effected without the execution of any additional documents, but Tenant shall, at Landlord’s request, execute an agreement confirming such applicable Additional Warehouse Premises Extended Term.  The “Additional Warehouse Extension Conditions” are that, as of the date of the applicable Additional Warehouse Premises Extension Election Notice there shall exist no Default of Tenant beyond any applicable cure period, Tenant shall have simultaneously exercised its option to extend the Office Premises Term pursuant to Section 2.5 above, and Performance Technologies, Incorporated, itself (or any successor by Merger, or any Affiliate as defined in Subsection 6.2.1), shall actually occupy the entire Warehouse Premises.

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2.8              Effect of Tenant’s Failure to Extend Term with respect to Warehouse Premises

.  If the Warehouse Premises Term expires because Tenant has failed timely to exercise one of its Warehouse Premises Extension Options or one of its Conditional Warehouse Premises Extension Options, and the Term of the Lease with respect to the Office Premises thereafter continues, Landlord shall, at Landlord’s cost: (i) install a demising wall separating the Warehouse Premises from the Office Premises in the location shown on Exhibit A, and (ii) install a meter, or check meter, to separately measure the consumption of electricity in the Office Premises.  Thereafter, Tenant’s obligation to pay for electric current shall be limited solely to the cost of electric current consumed in the Office Premises, the parties hereby agreeing that, if: (i) the Office Premises are separately metered, Tenant shall pay for the entire cost of electric current consumed in the Office Premises during the remainder of the Office Premises Term, as the same may be extended, to the utility company providing such service on or before the dates when such amounts are due, and (ii) if the Office Premises are check metered, Tenant shall pay to Landlord, as additional rent, for the entire cost of electric current, on an estimated monthly basis, on the first day of each month in advance, as reasonably estimated by Landlord, and, on at least a semi-annual basis, such estimated monthly payments shall be adjusted between Landlord and Tenant based upon the actual amount of electric current consumed in the Office Premises as measured by such check meter, with Tenant paying any underpayment to Landlord, within thirty (30) days of billing, or Landlord either, at Landlord’s election, crediting any overpayment against overpayment against Tenant’s subsequent obligations on account of electricity or reimbursing Tenant for such overpayment, less any amounts then due from Tenant to Landlord.

ARTICLE 3
Commencement and Condition

3.1              Commencement Date

.  The Commencement Date shall be the date set forth in Section 1.1.

3.2              Condition of Premises/Landlord’s Contribution.

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            3.2.1    As-Is Condition/ Base Building Work

.  Notwithstanding anything to the contrary in this Lease contained, except for the Base Building Work and, if Tenant elects, in accordance with Section 3.2.2, that Landlord perform the Tenant Work, Tenant shall take the Premises “as-is”, in the condition in which the Premises are in as of the Commencement Date, without any obligation on the part of Landlord to prepare or construct the Premises for Tenant’s occupancy, except as expressly set forth in this Lease, and without any warranty or representation by Landlord as to the condition of the Premises or the Building.

Landlord shall, at its sole cost and expense, perform the Base Building Work in a good and workmanlike manner.  Landlord shall exercise all commercially reasonable efforts to complete the Base Building Work on or before the date that is the sixtieth (60th) day from the mutual execution and delivery of this Lease except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant’s use of the Premises (i.e., so-called “punch list” items).  Landlord shall complete within sixty (60) days all “punch list” items, except for long lead-time items with respect to which Landlord shall complete as soon as conditions permit, and Tenant shall afford Landlord access to the Premises for such purposes.

            3.2.2    Tenant Work

. At Tenant’s election (which election shall be made by Tenant giving written notice (“Tenant Work Election Notice”) to Landlord on or before the Tenant Work Election Date), either: (i) Tenant shall perform the leasehold improvements in both the Office Premises and the Warehouse Premises in accordance with the plans and specifications (as approved by Landlord, “Tenant’s Plans”), which shall be consistent with the Contemplated Tenant Work described on Exhibit H, in accordance with Landlord’s plan submission standards set forth in Exhibit D and shall be submitted to Landlord for its approval (“Tenant Work”), or (ii) Landlord shall perform the Tenant Work.  If Tenant does not timely give Landlord a Tenant Work Election Notice, then Tenant shall be deemed to have elected that Tenant perform the Tenant Work.  Tenant shall submit initial plans and specifications with respect to the Tenant Work on or before the Initial Plans Date and the parties shall use reasonable efforts to finalize the same within fourteen (14) days thereafter.  All changes to Tenant’s final approved plans shall be subject to Landlord’s prior written approval.  Tenant shall submit the final approved Tenant’s Plans to Landlord on or before the Final Plans Date and, if Landlord performs the Tenant Work, Tenant shall give Landlord written authorization to proceed with the Tenant Work on or before the Authorization to Proceed Date.  Any breach by Tenant in its obligations under the immediately preceding sentence shall be deemed to be a Tenant Delay.

If Tenant performs the Tenant Work, the Tenant Work shall be performed in accordance with this Lease, including, without limitation, Subsections 6.2.4 and 6.2.5 hereof.  Except for Landlord’s Contribution, Tenant Work shall be at Tenant’s sole cost and expense.  If Tenant elects to have Landlord perform Tenant Work, Tenant shall pay Landlord a construction management fee equal to two percent (2%) of the cost of Tenant Work (which amount shall be deducted from Landlord’s Contribution).  In addition, if Tenant elects to have Landlord perform the Tenant Work and provided that there are no Tenant Delays, as hereinafter defined, Tenant shall not be responsible for the payment of any holdover rent in the 205 Indigo Creek Premises unless Tenant fails to vacate the 205 Indigo Creek Premises (a) that is occupied for office use on or before the date that is ten (10) days following the Substantial Completion Date, and (b) in its entirety (including those portions that are occupied for light manufacturing, assembly and warehouse uses) on or before the date that is twenty (20) days following the Substantial Completion Date.  If, however, Tenant elects to perform the Tenant Work and the Tenant Work is not completed in time for Tenant to vacate the 205 Indigo Creek Premises on or before the date that is the earlier to occur of (a) (i) with respect to those portions of the Premises that are occupied for office use, ten (10) days following the Substantial Completion Date (as such term is defined in the New Lease), and (ii) with respect to the entirety of the Premises (including those portions that are occupied for light manufacturing, assembly and warehouse uses) on or before the date that is twenty (20) days following the Substantial Completion Date; and (b) one hundred fifty (150) days after the Commencement Date, then Tenant shall be obligated to pay the Holdover Rent (as such term is defined in the Termination Agreement), subject to and in accordance with the terms of the Termination Agreement.  If either Tenant or Landlord performs the Tenant Work and the Substantial Completion Date occurs at any time on or prior to March 31, 2012 (the “Blackout  Period”), then, the Substantial Completion Date shall be postponed until the first day following the expiration of the Blackout Period but, if the Tenant shall accept possession of the Premises during the Blackout Period, the date of such acceptance shall be the Substantial Completion Date.  For purposes hereof, “Tenant Delays” are defined as any delay which is (i) due to special work, changes, alterations, additions or so-called “long-lead” items required or made by Tenant or as part of the Tenant Work, (ii) due to any work beyond the Contemplated Scope of Tenant Work, (iii) caused in whole or in part by Tenant through the delay of Tenant in supplying information, approving plans, specifications or estimates, giving authorizations or otherwise, or (iv) caused in whole or in part by delay and/or default on the part of Tenant or its contractors or vendors including, without limitation, the utility companies and other entities furnishing communications, data processing or other service or equipment.

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If Tenant elects to have Landlord perform the Tenant Work, and provided there are no Tenant Delays, promptly following the approval of Tenant’s Plans and Tenant’s issuance of its authorization to proceed, Landlord shall exercise all reasonable efforts to complete the Tenant Work, but Tenant shall have no claim against Landlord for failure so to complete the Tenant Work, and in light of Tenant’s right to continue to occupy the 205 Indigo Creek Premises, Tenant’s obligations under this Lease, including without limitation, the obligation to pay Rent as provided for herein, shall remain in full force and effect and without diminishment, notwithstanding that the Substantial Completion Date has not yet occurred.  Tenant agrees that Landlord may make any changes in the Tenant Work from that shown on Tenant’s Plans, the necessity or desirability of which becomes apparent following approval of Tenant’s Plans, upon prior written notice to Tenant for nonsubstantial changes and with the approval of Tenant (which approval shall not be unreasonably withheld or delayed) for substantial changes.

            3.2.3    Landlord’s Contribution and Cost of Tenant Work

.  Landlord shall, in the manner hereinafter set forth, provide Tenant with an allowance (“Landlord’s Contribution”) of up to a total of Six Hundred Thirty Thousand and 00/100 Dollars ($630,000.00) towards the cost of leasehold improvements related to the Tenant Work (collectively “Permitted Costs”), which cost may include: (i) the cost of demolition and all such leasehold improvements (“Hard Costs”),  and (ii) the following soft  costs (“Soft Costs”): the cost of construction management fees, wiring and telecommunications installation, signage and moving costs.  Tenant shall, prior to submitting any Requisition to Landlord, submit to Landlord the budget (“Tenant Work Budget”) for all costs in connection with the Tenant Work, except that, if Landlord performs the Tenant Work, Landlord shall provide the budget amount for Hard Costs.  Tenant (and Landlord, if Landlord is performing the Tenant Work) shall update the Tenant Work Budget once per month.

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            A.        If Tenant Performs Tenant Work.  If Tenant performs the Tenant Work, then the provisions of this Section A shall apply.   Provided that there is no Default of Tenant under the Lease at the time that Tenant submits any Requisition (as hereinafter defined) on account of Landlord’s Contribution, Landlord shall pay the cost of the work shown on each Requisition submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord.  For the purposes hereof, a “Requisition” shall mean written documentation (including, without limitation, invoices from Tenant’s contractor, written lien waivers and such other documentation as Landlord may reasonably request) showing in reasonable detail the costs of the improvements installed by Tenant to date in the Premises.  To the extent Landlord has not made payment directly to Tenant’s contractor, each Requisition shall be accompanied by evidence reasonably satisfactory to Landlord that all work covered by previous Requisitions has been fully paid by Tenant.  Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each Requisition in order to verify the amount thereof.  Tenant shall submit Requisition(s) no more often than monthly.  If requested by Tenant at the time of Tenant’s submission of such Requisition, Landlord shall make such payment directly to Tenant’s contractor.  If Landlord declines to fund any Requisition on the basis that there is a Default of Tenant under the Lease, provided that this Lease is in full force and effect and Tenant cures such Default in accordance with the terms and conditions of this Lease, then, subject to the provisions set forth in this Subsection 3.2.3, Tenant shall have the right to resubmit such declined Requisition, and Landlord shall pay any amounts properly due under such resubmitted Requisition.  Each Tenant Requisition shall be accompanied by the following: (i) a detailed breakdown of the costs of Tenant Work, (ii) a copy of each Application for Payment (substantially on the standard AIA form) from Tenant’s contractor for all contractor charges included in the Requisition, (iii) copies of invoices for any architectural fees and other costs not covered by a contractor’s Application for Payment that are included in the Tenant’s Requisition, (iv) a certification by an appropriate officer of Tenant or by Tenant’s architect that all of the construction work to be paid for with Landlord’s Contribution has been completed in a good and workmanlike manner, in accordance with Tenant’s Plans, (v) executed waivers of mechanic’s or material supplier’s liens (in such form as Landlord shall reasonably require) waiving, releasing and relinquishing all liens, claims and rights to lien under applicable laws on account of any labor, materials and/or equipment furnished by any party through the date of Tenant’s Requisition (provided that any such waiver may be conditioned upon receipt of the amount requested for such party in the Tenant’s Requisition), and (vi) a certification by an appropriate officer of Tenant that Tenant has made (or upon receipt of the amount requested in the Tenant’s Requisition shall make) full payment for all of the work and other costs of Tenant Work covered by the Requisition.  Upon the earlier to occur of the date that is (A) fifteen (15) days following Substantial Completion (as hereinafter defined), or (B) the date of submission of  a Requisition for the final ten percent (10%) of Landlord’s Contribution (or any portion thereof) (the “Final Requisition”), in addition to delivering the documentation required in subclauses (i) through (vi) above, such Final Requisition shall also be accompanied by all items required to be delivered by Tenant pursuant to Exhibit D, Section H, of the Lease.  For the purposes of this Subsection 3.2.3 “Substantial Completion” shall mean completed in such a fashion as to enable Tenant, upon furnishing the same, to open for business in the normal course.

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            Notwithstanding anything to the contrary herein contained:

(i)                 Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices and written lien waivers provided to Landlord, Landlord shall have the right with respect to any Tenant contractor or vendor that has filed a lien against the Property for work performed, or claimed to be performed, which has not been discharged or bonded over, to have Landlord’s Contribution paid to both Tenant and such contractor or vendor jointly, or directly to such contractor or vendor.
(ii)               Landlord shall have no obligation to pay Landlord’s Contribution in respect of any Requisition submitted after the date that is twelve (12) months after the Rent Commencement Date.
(iii)             Tenant shall not be entitled to any unused portion of Landlord’s Contribution.
(iv)             If the cost of Tenant Work exceeds Landlord’s Contribution, Tenant shall be first entitled to Landlord’s Contribution in accordance with the terms hereof and Landlord’s Contribution shall be disbursed first before Tenant is obligated to pay any such excess cost.  Landlord shall have no obligation to pay Landlord’s Contribution in respect of any Requisition submitted after the date that is twelve (12) months after the Rent Commencement Date.  Tenant shall not be entitled to any unused portion of Landlord’s Contribution,

B.        If Landlord Performs the Tenant Work.  If Landlord performs the Tenant Work, then the following provisions of this Section B shall apply.  Tenant shall have the right to submit Requisitions to Landlord for reimbursement of Soft Costs in accordance with, and subject to, the provisions of Section A above (including, without limitation, clause (iv).  To the extent that the cost of the Tenant Work (including any Soft Costs paid by Landlord to Tenant, as aforesaid) exceeds Landlord’s Contribution, Tenant shall, as additional rent, pay such excess costs incurred by Landlord within thirty (30) days of billing by Landlord to Tenant, from time to time.

Notwithstanding anything to the contrary set forth herein (including that the Commencement Date may have occurred), if Tenant elects to have Landlord perform the Tenant Work, then Tenant shall be permitted access to the Premises prior to the Substantial Completion Date but only to the extent necessary to install communications wiring, fixtures, furniture and other equipment or for such other activities as Landlord may reasonably approve; provided, however, that any such early entry, installations, and/or activities of the Tenant shall not interfere with construction work of the Landlord.

3.3              Landlord’s Additional Contribution; Construction Rent.

(a)                Without limiting the foregoing, Tenant shall have the right, at Tenant’s election (which election Tenant may exercise by giving Landlord written notice on or before the date that is ninety (90) days from the Date of this Lease, time being of the essence), to require Landlord to provide an additional contribution (“Landlord’s Additional Contribution”) of up

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to Three Hundred Twenty Thousand and 00/100 Dollars ($320,000.00).  If Tenant elects to use any portion of Landlord’s Additional Contribution, Landlord’s Additional Contribution shall be provided in the same manner and subject to all of the same terms and conditions as are applicable to Landlord’s Contribution (and Landlord’s Additional Contribution shall be deemed to be a part of Landlord’s Contribution for all purposes of Section 3.2), except that Tenant shall pay Construction Rent in accordance with this Section 3.3.

(b)               If Tenant elects that Landlord provide Landlord’s Additional Contribution to Tenant, then Tenant shall pay to Landlord, as Additional Rent, Construction Rent, as hereinafter defined.  “Construction Rent” shall be payable by Tenant to Landlord commencing as of the first date Landlord provides any portion of Landlord’s Additional Contribution, and continuing on the first day of each month thereafter throughout the Term of the Lease.  Construction Rent shall be based upon the amount of Landlord’s Additional Contribution so provided.  Tenant's monthly payments of Construction Rent shall be equal to the amount which would be necessary to repay a loan in the amount of Landlord’s Additional Contribution (or so much thereof as has been disbursed), in equal monthly payments of principal and interest, on a direct reduction basis over the sixty-six-(66)-month Term of the Lease with respect to the Office Premises with interest at the rate of ten (10%) percent per annum.

(c)                For all purposes of the Lease, Construction Rent shall be treated as Additional Rent and shall be stated as Additional Rent on any invoice therefor delivered by Landlord to Tenant.  Monthly payments of Construction Rent shall be payable at the same time and in the same manner as Fixed Monthly Rent is payable under the Lease.  Construction Rent shall not be abated or reduced for any reason whatsoever (including, without limitation, termination of the Lease).  Since the payment of Construction Rent represents a reimbursement to Landlord of costs which Landlord will incur in connection with Tenant’s construction of the Premises, if there is any Default of Tenant (beyond the expiration of any applicable grace periods) under the Lease (including, without limitation, its obligation to pay Construction Rent) or if the Term of the Lease is terminated for any reason whatsoever prior to the expiration of the Term of the Lease, then Tenant shall pay to Landlord, immediately upon demand, the unamortized balance of Landlord’s Additional Contribution.  Tenant’s obligation to pay the unamortized balance of Landlord’s Additional Contribution shall be in addition to all other rights and remedies which Landlord has based upon any Default of Tenant under the Lease, and Tenant shall not be entitled to any credit or reduction in such payment based upon amounts collected by Landlord from reletting the Premises after the Default of Tenant.

3.4              Construction Representatives

.  Both Landlord and Tenant shall appoint one individual as its “Construction Representative” who is authorized to act on its behalf in connection with any matters arising pursuant to this Article 3.  The Construction Representative may be changed from time to time by notice hereunder from the then current Construction Representative to the other party’s Construction Representative or by notice from Landlord or Tenant pursuant to Section 10.1.  The initial Construction Representatives shall be Kim Reed (Landlord) and Dorrance W. Lamb (Tenant).  Notwithstanding Section 10.1, any notices or other communication under this Article 3 may be made by letter or other writing sent by U.S. mail, facsimile or email, provided the communication is made by one party’s Construction Representative to the other party’s Construction Representative.

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ARTICLE 4
Rent, Additional Rent, Insurance and Other Charges

4.1              The Annual Fixed Rent

.  Commencing on the Rent Commencement Date, Tenant shall pay Annual Fixed Rent to Landlord, or as otherwise directed by Landlord, without offset, abatement (except as provided in Article 7), deduction or demand.  Annual Fixed Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at the Address for Payment of Rent or at such other place as Landlord shall from time to time designate by notice, by check drawn on a domestic bank.

Annual Fixed Rent for any partial month shall be prorated on a daily basis (based on a three-hundred-sixty-five-(365)-day year), and if Annual Fixed Rent commences on a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be payable on the date Annual Fixed Rent commences and shall be equal to such pro-rated amount plus the installment of Annual Fixed Rent for the succeeding calendar month.

4.2              Additional Rent

.  Tenant covenants and agrees to pay Tenant’s Percentage of Taxes and Operating Costs as provided in Subsections 4.2.1 and 4.2.2 and all other charges and amounts payable by or due from Tenant to Landlord (all such amounts referred to in this sentence being “Additional Rent”).

4.2.1        Real Estate Taxes

.  Commencing as of the Rent Commencement Date and continuing thereafter throughout the Term, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Percentage of Taxes (as hereinafter defined) assessed against the Property (or estimated to be due by governmental authority) for any calendar year (a “Tax Year”) during the Term of this Lease (Tenant’s Percentage of Taxes for each Tax Year being “Tenant’s Tax Obligation”). Tenant shall pay to Landlord, as Additional Rent on the first day of each calendar month during the Term but otherwise in the manner provided for the payment of Annual Fixed Rent, estimated payments on account of the Tenant’s Tax Obligation, such monthly amounts to be sufficient to provide Landlord by the time Tax payments are due or are to be made by Landlord a sum equal to Tenant’s Tax Obligation for the then current Tax Year, as reasonably estimated by Landlord from time to time.  Within a reasonable period of time after the end of each Tax Year (but not to exceed one hundred twenty (120) days after the end of the Term, Landlord shall give Tenant a notice setting forth the amount of Taxes for the preceding Tax Year and a computation of Tenant’s Tax Obligation for such Tax Year.  If the total of Tenant’s monthly remittances on account of Tenant’s Tax Obligation for any Tax Year is greater than Tenant’s Tax Obligation for such Tax Year, Landlord shall credit such overpayment against Tenant’s subsequent obligations on account of Taxes (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligations to Landlord); if the total of such remittances is less than the Tenant’s Tax Obligation for such Tax Year, Tenant shall pay the difference to Landlord within ten (10) days after being so notified by Landlord.

If, after Tenant shall have made all payments due to Landlord pursuant to this Subsection 4.2.1, Landlord shall receive a refund of any portion of Taxes as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise (without either party having any obligation to undertake any such proceedings), Landlord shall pay or credit to Tenant Tenant’s Percentage of that percentage of the refund (after first deducting any expenses, including reasonable attorneys’, consultants’ and appraisers’ fees, incurred in connection with obtaining any such refund) which equals the percentage of the applicable Tax Year included in the Term hereof, provided however, in no event shall Tenant be entitled to receive more than the sum of payments actually made by Tenant on account of Taxes with respect to such Tax Year.

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In the event that the Rent Commencement Date shall occur or the Term of this Lease shall expire or be terminated during any Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, or should Tenant’s Percentage be modified during any Tax Year due to a change in the rentable area of the Building and/or the Premises or otherwise, as the case may be, then the amount of Tenant’s Tax Obligation which may be otherwise payable by Tenant as provided in this Subsection 4.2.1 shall be pro-rated on a daily basis based on a three-hundred-sixty-five-(365)-day Tax Year.

“Taxes” shall mean all taxes, assessments, excises and other charges and impositions which are general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature which are levied, assessed or imposed by any governmental authority upon or against or with respect to the Property, Landlord or the owner or lessee of personal property used by or on behalf of Landlord in connection with the Property, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon.  If, at any time, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, such tax or excise on rents from the Property or other taxes shall be included in Taxes; however, Taxes shall not include franchise, estate, inheritance, succession, capital levy, income (except to the extent that a tax on income or revenue is levied solely on rental revenues and not on other types of income and then only from rental revenue generated by the Property) or excess profits taxes assessed on Landlord.  Taxes also shall include all court costs, attorneys’, consultants’ and accountants’ fees, and other expenses incurred by Landlord in analyzing and contesting Taxes through and including all appeals.  Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

                        4.2.1.1 Tenant as Sole Occupant.  Notwithstanding that which is set forth in Section 4.2.1 above, for so long as Tenant is the sole tenant of the Building and occupies one hundred percent (100%) of the Building, Tenant shall not be obligated to make estimated payments to the Landlord on account of the Tenant’s tax obligation.  Rather, Tenant shall pay all Taxes payable with respect to the Premises during the period commencing as of the Rent Commencement Date and continuing thereafter throughout the Term directly to the applicable tax collecting authority on or before the last day Taxes can be paid without interest or penalty.  Either the parties shall, at Landlord’s election: (i) arrange for the Tax bills to be sent directly to Tenant, or (ii) Landlord shall forward such bills to Tenant within ten (10) business days after Landlord receives the same.  Tenant shall promptly furnish to Landlord, for Landlord’s inspection and for such use as may be proper in protecting Landlord’s estate in the Premises, official receipts or other proof reasonably satisfactory to Landlord, evidencing the payment of such Taxes and of any interest or other charge for delayed payment.  If Tenant shall fail to make any such payment before interest or penalty, then (a) Tenant shall be responsible for any penalties or interest charges resulting from late payment of such Taxes, and (b) Landlord may, but shall not be obligated to, make such payment and Tenant shall immediately reimburse Landlord with interest at the Default Rate.  At such time as Tenant is no longer the sole occupant of one hundred percent (100%) of the Building, Tenant shall then pay to Landlord as additional rent, Tenant’s Percentage of Taxes as set forth in Section 4.2.1 above.

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4.2.2        Operating Costs

.  Commencing as of the Rent Commencement Date and continuing thereafter throughout the Term, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Percentage of all Operating Costs, (as hereinafter defined) paid or incurred by Landlord with respect to the Property in any twelve-(12)-month period established by Landlord (an “Operating Year”) during the Term of this Lease (“Tenant’s Operating Cost Obligation”). Tenant shall pay to Landlord, as Additional Rent, on the first day of each calendar month during the Term but otherwise in the manner provided for the payment of Annual Fixed Rent, estimated payments on account of Tenant’s Operating Cost Obligation, such monthly amounts to be sufficient to provide to Landlord, by the end of each Operating Year, a sum equal to Tenant’s Operating Cost Obligation for such Operating Year, as estimated by Landlord from time to time.  Within a reasonable period of time after the end of each Operating Year during the Term (but not to exceed one hundred twenty (120) days after the end of such Operating Year), Landlord shall furnish to Tenant an itemized statement setting forth the amount of Operating Costs for the preceding Operating Year and a computation of Tenant’s Operating Cost Obligation for such Operating Year.  Any such year-end statement by Landlord relating to Operating Costs shall be final and binding upon Tenant unless it shall within thirty (30) days after receipt thereof, contest any items therein by giving notice to Landlord specifying each item contested and the reasons therefor.  If, at the expiration of each Operating Year in respect of which monthly installments on account of Tenant’s Operating Cost Obligation shall have been made as aforesaid, the total of such monthly remittances is greater than Tenant’s Operating Cost Obligations for such Operating Year, Landlord shall credit such overpayment against Tenant’s subsequent obligations on account of Operating Costs (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); if the total of such remittances is less than Tenant’s Operating Cost Obligations for such Operating Year, Tenant shall pay the difference to Landlord within ten (10) days after being so notified by Landlord.

In the event that the Rent Commencement Date shall occur or the Term of this Lease shall expire or be terminated during any Operating Year or Tenant’s Percentage shall be modified during any Operating Year due to a change in the rentable area of the Building and/or the Premises or otherwise, as the case may be, then the amount of the Operating Cost Excess which may be payable by Tenant as provided in this Subsection 4.2.2 shall be pro-rated on a daily basis based on a three-hundred-sixty-five-(365)-day Operating Year.

“Operating Costs” shall include, without limitation, all costs and expenses paid or incurred for the operation, cleaning, management, maintenance, repair, upkeep and security of the Property, including, without limitation:

(a)                all salaries, wages, fringe benefits, payroll taxes and workmen’s compensation insurance premiums related thereto and all other costs paid or incurred with respect to employment of personnel at or above the level of area manager who are primarily and directly  engaged in operation, administration, cleaning, maintenance, repair, upkeep and security

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of the Property including, without limitation, supervisors, property managers, accountants, bookkeepers, carpenters, engineers, mechanics, electricians and plumbers;

(b)               all utilities and other costs related to provision of heat (including oil, steam and/or gas), electricity, air conditioning, and water (including sewer charges) and other utilities to the common areas of the Property (exclusive of reimbursement to Landlord for any of same received as a result of direct billing to any tenant of the Building);

(c)                all costs, including supplies, material and equipment costs, for cleaning and janitorial services to the common areas of the Property and, if applicable, adjacent walks and ways (including, without limitation, trash removal and exterior window cleaning), and interior and exterior landscaping and pest control;

(d)               the cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Property and such other properties;

(e)                all costs and premiums for fire, casualty, rental income, liability and such other insurance as may be maintained from time to time by Landlord directly relating to the Property (“Insurance Premiums”) and premiums for fidelity bonds covering persons having custody or control over funds or other property of Landlord relating to the Property;

(f)                subject to the last paragraph of this Section 4.2.2, all costs of maintaining, repairing, decorating, operating, administering, inspecting and protecting the Property (including, without limitation, lighting, installation, maintenance, repair and alteration of signs, snow removal on the Property and adjacent walks and ways, paving, patching and restriping of parking areas and operation, maintenance, repair of heating, ventilating and air conditioning equipment, fire protection and security systems, generators, parking areas and any other common Building equipment, systems or facilities), and all costs of structural and other repairs and replacements (other than repairs for which Landlord has received full reimbursement from contractors, other tenants of the Building or from others) necessary to keep the Property in good working order, repair, appearance and condition;

(g)               costs of compliance with any laws, rules, regulations, or ordinances, and agreements (“Park Agreement Costs”)  applicable to the Building or the Property, which conformance is not the responsibility of any tenant of the Building, and which Landlord elects or is required to perform, and costs of removal or remediation of or testing and monitoring for any toxic or hazardous material in the Building or Property, which is not the responsibility of any tenant of the Building, and which Landlord elects to perform;

(h)               all costs incurred in connection with the administration and supervision of all matters referred to in items (a) through (g) hereof and in performing Landlord’s obligations under Article 5, including Landlord’s office overhead costs provided that, if any such administrative or supervisory personnel are also employed on other property of Landlord, such cost of compensation shall be suitably prorated among the Property and such other properties;

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(i)                 payments under all service contracts relating to matters referred to in Items (a) through (h) hereof;

(j)                 an administrative fee of up to five (5%) percent of the total costs of the operation, cleaning, management, maintenance, repair, upkeep and security of the Property, provided that so long as Tenant leases and occupies one hundred (100%) percent of the Building, Tenant shall not be charged with any administrative fee; and

(k)               attorney’s fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings or in the preparation of leases) and auditing and other professional fees and expenses, which are directly attributable to the Property.

Notwithstanding the foregoing, Operating Costs shall not include capital expenditures incurred by Landlord, except for the following (“Permitted  Capital  Expenditures”): (a) capital expenditures which, in Landlord’s reasonable judgment, are projected to reduce Operating Costs, and (b) capital expenditures which are required as a result of laws, ordinances or regulations which first are applicable to the Property after the Date of this Lease.

            If, during the Term of this Lease, Landlord shall make any Permitted Capital Expenditure, Landlord may include in Operating Costs for the Operating Year in which such expenditure was made and in Operating Costs for each succeeding Operating Year an annual charge‑off of such capital expenditure.  Annual charge‑offs shall be equal to the level payments of principal and interest necessary to amortize the original capital expenditure over the useful life of the improvement, repair, alteration or replacement made with the capital expenditure using an interest rate reasonably determined by Landlord as being the interest rate being charged at the time of the original capital expenditure for long-term mortgages by institutional lenders on like properties within the greater Rochester, New York area; and the useful life shall be determined reasonably by Landlord in accordance with then prevailing customs and practices of the real estate industry in the greater Rochester, New York area, consistently applied.

Operating Costs shall be determined in accordance with generally accepted accounting principles and practices consistently applied.

4.2.2.1  Audit Rights.

Provided Tenant shall have paid all amounts invoiced by Landlord on account of Operating Costs for the applicable Operating Year, Landlord shall permit Tenant, at Tenant’s sole cost and expense, except as hereinafter provided, to review any of Landlord’s invoices and statements relating to Operating Costs for such Operating Year, at the place where such invoices and statements are customarily maintained by Landlord, provided that such review is requested by notice given to Landlord (the “Review Notice”) within one hundred twenty (120) days after Tenant’s receipt of Landlord’s year-end statement of Operating Costs for the applicable Operating Year (the “Final Statement”) and thereafter undertaken by Tenant or any third party (provided such third party is compensated on an hourly or lump-sum basis and not on a contingency fee basis) with due diligence.  If Tenant objects to Landlord’s accounting of any Operating Costs, Tenant shall, not later than the later to occur of (i) the last day on which Tenant may give a Review Notice or (ii) thirty (30) days after Landlord makes its books and records available to Tenant if Tenant has given Landlord a Review Notice timely, give Landlord a notice (the “Dispute Notice”) that Tenant disputes the correctness of such accounting, specifying the particular items which Tenant claims are incorrect.  If Tenant shall not give a Dispute Notice timely, then Tenant shall be deemed to have waived any and all objections to such Final Statement.  If any such dispute has not been settled by agreement within two (2) months thereafter, either party may submit the dispute to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association.  The decision of the arbitrators shall be final and binding on Landlord and Tenant, and judgment thereon may be entered in any court of competent jurisdiction.

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If it should be agreed or decided that Operating Costs were overstated by five percent (5%) or more, then Landlord shall promptly reimburse Tenant for the reasonable costs incurred by Tenant in reviewing Landlord’s invoices and statements, Tenant’s reasonable arbitration costs, plus any excess amount paid by Tenant on account of overstated Operating Costs with interest at the Default Rate.  If it should be decided that Operating Costs were not overstated at all, then Tenant shall, as Additional Rent, promptly reimburse Landlord for its costs incurred in the arbitration and in preparing for Tenant’s review of invoices and statements, and if Operating Costs shall have been understated or Tenant shall not have paid the Operating Costs Obligation in full, Tenant shall, as Additional Rent, promptly pay any deficiency.  In the event of an overstatement which is less than five percent (5%), Landlord shall reimburse Tenant for the excess amount paid by Tenant on account of overstated Operating Costs without interest, and each party shall be responsible for its own costs incurred in connection with such dispute.  Tenant shall keep confidential all agreements involving the rights provided in this section and the results of any audits or arbitration conducted hereunder  Notwithstanding the foregoing, Tenant shall be permitted to furnish the foregoing information to its attorneys and accountants to the extent necessary to perform their respective service for Tenant.

4.2.2.2  Tenant as Sole Occupant.

            So long as Tenant is the sole occupant of the Building and occupies one hundred percent (100%) of the entire Building, the Tenant shall be solely responsible for, and shall directly incur all Operating Costs of the Property, as set forth above, except for the following costs (“Single Tenant Costs”): (i) Insurance Premiums, (ii) Park Agreement Costs, (iii) Landlord’s accounting costs in connection with the Property, and (iv) any Permitted Capital Expenditures .  Therefore, prior to the time that Tenant is no longer the sole occupant of one hundred percent (100%) of the Building, Operating Costs of the Property shall be deemed to include only the Single Tenant Costs.  Thereafter, Operating Costs shall be deemed to include all Operating Costs, as defined above, incurred by Landlord with respect to the Property.

4.3              Personal Property and Sales Taxes

.  Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant, and all taxes on any sales of inventory, merchandise or other goods or services by Tenant in, upon or from the Premises.

4.4              Insurance

.  Tenant shall, at its expense, take out and maintain, throughout the Term of this Lease, the following insurance:

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4.4.1        Insurance Policies.

Commercial general liability insurance (on an occurrence basis, and on a 1988 ISO CGL form or its equivalent) including without limitation, broad form contractual liability, bodily injury, property damage, fire legal liability, and products and completed operations coverage) under which Tenant is named as an insured and Landlord and Reit Management & Research LLC (and the holder of any mortgage on the Premises or Property, as set out in a notice from time to time) are named (on an ISO Form or as otherwise acceptable to Landlord) as additional insureds as their interests may appear, in an amount which shall, at the beginning of the Term, be at least equal to the Commercial General Liability Insurance Limits, and, which, from time to time during the Term, shall be for such higher limits, if any, as Landlord shall reasonably determine to be customarily carried in the area in which the Premises are located at property comparable to the Premises and used for similar purposes;

Worker’s compensation insurance with statutory limits covering all of Tenant’s employees working on the Premises;

So-called “special form” property insurance on a “replacement cost” basis with an agreed value endorsement covering all furniture, furnishings, fixtures and equipment and other personal property brought to the Premises by Tenant or any party claiming under Tenant and all improvements and betterments to the Premises performed at Tenant’s expense; and

So-called “business income and extra expense” insurance covering six (6) months loss of income.

4.4.2        Requirements

.  All such policies shall contain deductibles not in excess of that reasonably approved by Landlord, shall contain a clause confirming that such policy and the coverage evidenced thereby shall be primary with respect to any insurance policies carried by Landlord and shall be obtained from responsible companies qualified to do business and in good standing in the state or district in which the Property is located, which companies shall have a general policy holder’s rating in Best’s of at least A+ X or otherwise be acceptable to Landlord.  A copy of each paid-up policy evidencing such insurance (appropriately authenticated by the insurer) or a certificate (on ACORD Form 27 or its equivalent) of the insurer, certifying that such policy has been issued and paid in full, providing the coverage required by this Section and containing provisions specified herein, shall be delivered to Landlord prior to the commencement of the Term of this Lease and, upon renewals, not less than thirty (30) days prior to the expiration of such coverage.  Each such policy shall be non-cancelable and not materially changed with respect to the interest of Landlord and such mortgagees of the Property (and others that are in privity of estate with Landlord of which Landlord provides notice to Tenant from time to time) without at least thirty (30) days’ prior written notice thereto.  Any insurance required of Tenant under this Lease may be furnished by Tenant under a blanket policy carried by it provided that such blanket policy shall reference the Premises, and shall guarantee a minimum limit available for the Premises equal to the insurance amounts required in this Lease.  Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant hereunder.

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4.4.3        Waiver of Subrogation

.  Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each property damage insurance policy obtained by it and covering the Building, the Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation and permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party.  The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises by, through or under Tenant.  If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission from such insurance companies.

Subject to the foregoing provisions of this Subsection 4.4.3, and insofar as may be permitted by the terms of the property insurance policies carried by it, each party hereby releases the other with respect to any claim which it might otherwise have against the other party for any loss or damage to its property, excluding any deductible amounts, to the extent such damage is actually covered or would have been covered by policies of property insurance required by this Lease to be carried by the respective parties hereunder.  In addition, Tenant agrees to exhaust any and all claims against its property insurer(s) prior to commencing an action against Landlord for any property loss.

4.5              Utilities

.  Landlord shall be under no obligation to install any utility systems or equipment in the Premises in addition to those existing in the Premises as of the Date of this Lease or to furnish any utilities to the Premises except for water as provided in Subsection 5.1.3.  Tenant shall make its own arrangements for the installation of any utility system or equipment required by Tenant in addition to those installed in the Premises as of the Date of this Lease (subject to Landlord’s approval and in accordance with Subsection 6.2.5 of this Lease) and for provision of all utilities to the Premises (except for domestic cold water), and Tenant shall contract for and pay directly all charges for electricity, gas, telephone, and any other utilities provided to the Premises for any purpose, whether designated as a charge, tax, assessment, fee or otherwise; all such charges to be paid as the same from time to time become due.

            Notwithstanding the foregoing, in light of Tenant’s obligation to pay for all utilities at the 205 Indigo Creek Premises until the Termination Date (as defined in the Termination Agreement), Tenant shall not be obligated to pay for the electricity, gas, and water consumed on the Premises until the Occupancy Date.

4.6              Late Payment of Rent

.  If any installment of Annual Fixed Rent or Additional Rent is not paid on or before the date the same is due, it shall bear interest (as Additional Rent) from the date due until the date paid at the Default Rate (as defined in Section 8.4).  In addition, if any installment of Annual Fixed Rent or Additional Rent is unpaid for more than seven (7) days after the date due, Tenant shall pay to Landlord a late charge (“Late Charge”) equal to the greater of One Hundred Dollars ($100) or five percent (5%) of the delinquent amount.  Notwithstanding the foregoing, except with respect to payments due by Tenant under Section 4.2.1.1 above (which shall be governed by the provisions of said Section 4.2.1.1), the first two (2) times that Landlord determines to impose the Late Charge, Landlord shall give Tenant written notice of its intent to impose the Late Charge, and the Default Rate and Late Charge shall be waived provided that the amount which is past due is paid within ten (10) days after Tenant receives such written notice from Landlord.  The parties agree that the amount of the Late Charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing and administration of each delinquent payment by Tenant, but the payment of such late charges shall not excuse or cure any Default of Tenant under this Lease. Absent specific provision to the contrary, all Additional Rent shall be due and payable in full ten (10) days after demand by Landlord.

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4.7              Security Deposit

.  [INTENTIONALLY OMITTED].

ARTICLE 5
Landlord’s Covenants

5.1              Affirmative Covenants

.  Landlord shall, during the Term of this Lease provide the following:

5.1.1        Repairs

.  Except as otherwise expressly provided herein, Landlord shall promptly make such repairs and replacements to the roof, exterior walls (exclusive of inside surfaces, glass, dock bumpers, and louvers or doors therein), floor slabs and other structural components of the Building, and to the common areas and facilities of the Property (including the common pipes, conduits and utility lines which serve the Premises in common with other portions of the Property) as may be necessary to keep them in good repair and condition (exclusive of equipment installed by Tenant and except for those repairs required to be made by Tenant pursuant to Subsection 6.1.3 hereof and repairs or replacements occasioned by any act or negligence of Tenant, its servants, agents, customers, contractors, vendors, employees, invitees, or licensees).

5.1.2        Maintenance

.  If Tenant is no longer the sole occupant of the Building, then Landlord shall provide cleaning and maintenance to the Parking Facility at regular intervals and to the walkways, driveways and landscaped areas on the Property (including snow removal to the extent necessary to maintain reasonable access to the Building and Parking Facility) in accordance with standards generally prevailing throughout the Term hereof in comparable so-called “flex” buildings in the greater Rochester, New York area.

5.1.3        Water

.  Landlord shall furnish domestic cold water to the Premises for ordinary drinking, lavatory and toilet facilities consistent with ordinary office and warehouse uses.  If Tenant uses water for any purpose other than ordinary drinking, lavatory and toilet purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant’s water consumption for all purposes.  In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair.  Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and if Tenant shall fail to make such payment, Landlord may pay such charges and collect the same from Tenant as Additional Rent.

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5.1.4        Exterior Lighting

.  Landlord shall provide reasonable lighting to the Parking Facility and to the walkways and driveways on the Property.

5.2              Interruption

.  Landlord shall have no responsibility or liability to Tenant for failure, interruption, inadequacy, defect or unavailability of any services, facilities, utilities, repairs or replacements or for any failure or inability to provide access or to perform any other obligation under this Lease caused by breakage, accident, fire, flood or other casualty, strikes or other labor trouble, order or regulation of or by any governmental authority, inclement weather, repairs, inability to obtain or shortages of utilities, supplies, labor or materials, war, civil commotion or other emergency, transportation difficulties or due to any act or neglect of Tenant or Tenant’s servants, agents, employees or licensees or for any other cause beyond the reasonable control of Landlord, and in no event shall Landlord be liable to Tenant for any indirect or consequential damages suffered by Tenant due to any such failure, interruption, inadequacy, defect or unavailability; and failure or omission on the part of Landlord to furnish any of same for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

Landlord reserves the right to deny access to the Building and to interrupt the services of the HVAC, plumbing, electrical or other mechanical systems or facilities in the Building when necessary from time to time by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary, until such repairs, alterations, replacements or improvements shall have been completed.  Landlord shall use all reasonable efforts to minimize the duration of any such interruption and to give to Tenant at least three (3) days’ notice if service is to be interrupted, except in cases of emergency.

Notwithstanding the foregoing, if due to Landlord’s default or its negligence or willful misconduct: (i) the Premises or any portion thereof are unusable by Tenant for a period of more than five (5) consecutive Business Days following notice from Tenant due to (I) a lack of any of water, sewer, elevator service, access or electricity or (II) the failure by Landlord to perform repairs which Landlord is obligated to perform pursuant to this Section 5.1, and (ii) Tenant shall, concurrently with the giving of such notice, discontinue use of the Premises or the portion thereof which is unusable as a  result (other than for sporadic  purposes such as such as salvage, security or retrieval of property), then as Tenant’s sole remedy the Annual Fixed Rent and Additional Rent on account of Taxes and Operating Costs shall be equitably abated on a pro rata basis for such portion of the Premises rendered unusable for the period commencing on the expiration of such five (5) Business Day period and ending on the date that the Premises (or such portion) is rendered usable.  If more than fifty percent (50%) of the Premises is rendered unusable and if Tenant shall vacate the entire Premises, then the aforesaid abatement shall be a full abatement. Any notice from Tenant pursuant to the first sentence or this paragraph shall expressly state that the failure of Landlord to cure any claimed default timely shall give rise to Tenant’s rights of rent abatement

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5.3              Outside Services

.  In the event Tenant wishes to obtain services or to hire vendors relating to the Premises, Tenant shall first obtain the prior approval of Landlord for the installation and/or utilization of such services or vendors.  Such approval shall not be unreasonably withheld, conditioned, or delayed, and which approval shall not be required with respect to a vendor whose services will cost less than $25,000 per occurrence.  Such services shall include, but shall not be limited to, utility providers, security services, moving services, equipment installers, catering services and the like.  Notwithstanding any Landlord approval of the installation and/or utilization of such services or vendors, such installation and utilization shall be at Tenant’s sole cost, risk and expense.  Whether or not such vendor is approved by Landlord: (i) except with respect to vendors who provide services on a regularly occurring basis and for whom Tenant has previously notified Landlord of such vendor’s entry to the Building , (ii) except with respect to vendors (other than those providing catering or moving services) whose services will cost less than $25,000 per occurrence, and (iii) except in an emergency, Tenant shall, at least five (5) days prior to such vendor’s entry into the Building, give Landlord written notice advising Landlord of such entry and the services to be provided by such vendor.  In all events all vendors shall be required to comply with Landlord’s insurance requirements and reasonable rules and regulations.

5.4              Access to Building

.  Tenant acknowledges that Tenant is responsible for regulating access to the Premises by its personnel, invitees and others (subject to Landlord’s rights of entry as provided in this Lease and by law) and for providing security to the Premises and for its own personnel and invitees whenever located therein.  Tenant acknowledges that Landlord is not providing security services of any kind to the Premises. Subject to the provisions of Sections 5.2 and 5.4, Tenant shall have access to the Premises and Parking Facility on a 24‑hour/7-day a week basis.

ARTICLE 6
Tenant’s Additional Covenants

6.1              Affirmative Covenants

.  Tenant shall do the following:

6.1.1        Perform Obligations

.  Tenant shall perform promptly all of the obligations of Tenant set forth in this Lease; and pay when due the Annual Fixed Rent and Additional Rent and all other amounts which by the terms of this Lease are to be paid by Tenant.

6.1.2        Use

.  Tenant shall, during the Term of this Lease, use the Premises only for the Permitted Uses and from time to time to procure and maintain all licenses and permits necessary therefor and for any other use or activity conducted at the Premises, at Tenant’s sole expense.  The Permitted Uses shall expressly exclude use for utility company offices, or employment agency or governmental or quasi‑governmental offices.  Landlord makes no express warranty or representation, and disclaims any implied warranty or representation, that the Permitted Uses are consistent or in compliance with any zoning or other land use ordinance, code, or regulation, or any matters of public record.  Tenant acknowledges that it has performed such investigation as it deems appropriate to satisfy itself that the Premises are suitable for its purposes; and no limitation on the uses permitted by law or any matters of public record shall entitle Tenant to an abatement of rent, nor release Tenant from the prompt compliance with any of its obligations under this Lease.

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6.1.3        Repair and Maintenance and Cleaning

.  Tenant shall, during the Term of this Lease, maintain the Premises in neat and clean order and condition and perform all repairs to the Premises and all fixtures, systems, and equipment therein or serving the Premises exclusively (including, without limitation, all heating, ventilating and air-conditioning equipment (“HVAC Equipment”); electrical systems and equipment; plumbing and sewer lines to the point where they intersect with common lines; interior walls and interior surfaces of exterior walls; ceilings, windows, doors and plate glass; the dock levelers, bumpers and loading equipment and apparatus located within or serving the Premises; and Tenant’s personal property) as are necessary to keep them in good and clean working order, appearance and condition, reasonable use and wear thereof and damage by fire or by unavoidable casualty only excepted and shall replace any damaged or broken glass in windows and doors of the Premises (except glass in the exterior walls of the Building) with glass of the same quality as that damaged or broken.  Tenant shall provide internally or contract separately for janitorial services for the Premises with a janitorial services provider reasonably acceptable to Landlord, and Tenant shall cause the Premises to be cleaned in accordance with standards at least equal to Landlord’s janitorial standards for comparable so-called “flex-office” leased space in the greater Rochester, New York area.  Tenant shall keep garbage, trash or other refuse in vermin-proof containers within the interior of the Premises until removed and shall dispose of the same in properly sealed bags placed in a covered metal dumpster installed and maintained by Tenant at its expense at a location near the Building where designated by the Town of Brighton and approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed.  Tenant shall, at its expense, cause such dumpster to be emptied by a licensed contractor reasonably acceptable to Landlord and in accordance with any procedures reasonably established by Landlord therefor and shall keep the dumpster area clean.

If Tenant is the sole occupant of the Building, then Tenant shall provide cleaning and maintenance to the Parking Facility at regular intervals and to the walkways, driveways and landscaped areas on the Property (including snow removal to the extent necessary to maintain reasonable access to the Building and Parking Facility) in accordance with standards generally prevailing throughout the Term hereof in comparable so-called “flex” buildings in the greater Rochester, New York area.

In furtherance of Tenant’s obligations under this Subsection 6.1.3, Tenant, at its sole cost and expense, shall provide proper periodic, normal and customary maintenance and inspection of, and except as hereinafter provided all repairs to, the HVAC Equipment within the Premises or serving the Premises exclusively, and shall maintain a contract for repair and regular service thereof with a reputable maintenance company reasonably acceptable to Landlord.

6.1.4        Compliance with Law

.  Tenant shall, during the Term of this Lease, make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority as such pertains to Tenant’s particular use of the Premises (i.e. other than general business office use, Landlord hereby agreeing that any alteration, addition or replacement required in connection with general business office uses shall be made by Landlord and paid by Tenant as a Capital Cost included in Operating Costs in accordance with the last paragraph of Section 4.2.2); keep the Premises safe and equipped with all safety appliances so required; and comply with, and perform all repairs, alterations, additions or replacements required by, the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises or other portions of the Property and arising out of Tenant’s particular use being conducted in or on the Premises or arising out of any work performed by Tenant, except that Tenant may (but only so long as (i) Landlord shall not be subject to any fine or charge, (ii) neither the Property nor any portion thereof shall be subject to being condemned or vacated and (iii) neither the Property nor any portion thereof shall be subject to any lien or encumbrance) defer compliance so long as the validity of any such law, ordinance, order or regulation shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord assurance or security against any loss, cost or expense on account thereof in form and amount reasonably acceptable to Landlord.

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6.1.5        Indemnification

.  Tenant shall neither hold, nor attempt to hold, Landlord or its employees or Landlord’s agents or their employees liable for, and Tenant shall  indemnify and hold harmless Landlord, its employees and Landlord’s agents and their employees from and against, any and all demands, claims, causes of action, fines, penalties, damage, liabilities, judgments and expenses (including, without limitation, attorneys' fees) incurred in connection with or arising from:  (i) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant; (ii) any matter occurring on the Premises during the Term; (iii) any acts, omissions or negligence of Tenant or any person claiming under Tenant, or the contractors, vendors, agents, employees, invitees or visitors of Tenant or any such person; (iv) any breach, violation or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, vendors, invitees or visitors of Tenant or any such person of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind; and (v) any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, vendors, invitees, visitors or any other person entering upon the Property under the express or implied invitation of Tenant.  If any action or proceeding is brought against Landlord or its employees or Landlord’s agents or their employees by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same, at Tenant's expense, with counsel reasonably satisfactory to Landlord.  Notwithstanding the foregoing in no event shall this Subsection 6.1.5 require Tenant to indemnify or defend Landlord or its employees or Landlord’s agents or their employees against any loss, cost, damage, liability, claim, or expense to the extent arising out of the negligence or willful misconduct of Landlord or its employees or Landlord’s agents or their employees.

6.1.6        Landlord’s Right to Enter

.  Tenant shall, during the Term of this Lease, permit Landlord and its agents and invitees to enter into and examine the Premises upon reasonable advance notice (except that no prior notice shall be required in an emergency, for routine maintenance and janitorial services, or if entry is made at the request of Tenant) and at reasonable times and to show the Premises to prospective lessees, lenders, partners and purchasers and others having a bona fide interest in the Premises, and to make such repairs, alterations and improvements and to perform such testing and investigation as Landlord shall reasonably determine to make or perform, and, during the last six (6) months prior to the expiration of this Lease, to keep affixed in a suitable place notices of availability of the Premises.

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6.1.7        Personal Property at Tenant’s Risk

.  Tenant shall, during the Term of this Lease keep, at the sole risk and hazard of Tenant, all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which may be on the Property, and if the whole or any part thereof shall be lost, destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, Tenant shall hold harmless and indemnify Landlord from and against any and all injury, loss, damage or liability to Tenant or to any other person or entity arising out of said loss or damage.

6.1.8        Payment of Landlord’s Cost of Enforcement

.  Tenant shall pay on demand Landlord’s expenses, including reasonable attorneys’ fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any Default of Tenant under this Lease as provided in Section 8.4.

6.1.9        Yield Up

.  Tenant shall, at the expiration or earlier termination of the Term of this Lease, surrender all keys to the Premises; remove all of its trade fixtures and personal property in the Premises; remove such installations (including wiring and cabling wherever located), alterations, signs and improvements made (or if applicable, restore any items removed) by or on behalf of Tenant as Landlord may request, wherever located; repair all damage caused by such removal; and vacate and yield up the Premises (including all installations, alterations, signs and improvements made by or on behalf of Tenant except as Landlord shall request Tenant to remove), broom clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease, normal wear and tear excepted .  Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration or earlier termination of the Term of this Lease and prior to the performance by Tenant of its obligations under this Subsection 6.1.9.  Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant’s failure or delay in surrendering the Premises as above provided.

6.1.10    Rules and Regulations

.  Provided they are first made known to Tenant, Tenant shall, during the Term of this Lease, observe and abide by the Rules and Regulations of the Building set forth as Exhibit B, as the same may from time to time be amended, revised or supplemented (the “Rules and Regulations”).  Tenant shall further be responsible for compliance with the Rules and Regulations by the employees, servants, agents and visitors of Tenant.  The failure of Landlord to enforce any of the Rules and Regulations against Tenant, or against any other tenant or occupant of the Building, shall not be deemed to be a waiver of such Rules and Regulations.  Tenant shall be liable for all injuries or damages sustained by Landlord or Landlord’s agents or by other tenants, occupants or invitees of the Building arising by reason of any breach of the Rules or Regulations by Tenant or by Tenant’s agents or employees.

6.1.11    Estoppel Certificate

.  Tenant shall, within twenty (20) days following written request by Landlord, execute, acknowledge and deliver to Landlord a statement in form satisfactory to Landlord in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications, that this Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Annual Fixed Rent and Additional Rent and other charges have been paid, and any other matter pertaining to this Lease.  Any such statement delivered pursuant to this Subsection 6.1.11 may be relied upon by any prospective purchaser or mortgagee of the Property, or any prospective assignee of such mortgage.

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6.1.12    Landlord’s Expenses For Consents

.  Tenant shall reimburse Landlord, as Additional Rent, promptly on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

6.1.13    Financial Information

.  Tenant shall, from and after the Date of this Lease and thereafter throughout the Term of this Lease, provide Landlord with such information as to Tenant’s financial condition and/or organizational structure as Landlord or the holder of any mortgage of the Property requires, within fifteen (15) days of request.  Notwithstanding the foregoing, so long as Tenant is a publicly traded company, Tenant shall not be required to deliver any financial statements to Landlord and in the event Tenant is not a publicly traded company, Landlord agrees that it will exercise its rights under this Section 6.1.13 only if: (i) after a Default by Tenant, or (ii) in connection with any proposed sale or refinancing of the Property.

6.2              Negative Covenants

.  Tenant shall not do the following.

6.2.1        Assignment and Subletting

.  Tenant shall not assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest herein or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, or the Premises to be offered or advertised for assignment or subletting, except as hereinafter provided.  Unless Tenant’s stock shall be traded on a domestic national securities exchange, any transfer of the stock or partnership or beneficial interests or other evidences of ownership of Tenant or the issuance of additional stock or partnership or beneficial interests or other indicia of ownership in Tenant or any transaction pursuant to which Tenant is merged or consolidated with another entity or pursuant to which all or substantially all of Tenant’s assets are transferred to any other entity shall be deemed to be an assignment of this Lease.

Notwithstanding the foregoing, Tenant may, without the need for Landlord’s consent, but only upon not less than ten (10) days prior notice to Landlord, assign its interest in this Lease (a “Permitted Assignment”) to (i) any entity which shall be a successor to Tenant either by merger or consolidation (a “Merger”) or to a purchaser of all or substantially all of Tenant’s assets in either case provided the successor or purchaser shall have a tangible net worth, after giving effect to the transaction, of not less than the greater of the net worth of Tenant named in Section 1.1 as of the Date of this Lease or the net worth of Tenant named in Section 1.1 immediately prior to such Merger or sale (the “Required Net Worth”) or (ii) any entity (an “Affiliate”) which is a direct or indirect subsidiary or parent (or a direct or indirect subsidiary of a parent) of the named Tenant set forth in Section 1.1, in either case of (i) or (ii) only so long as (I) the principal purpose of such assignment is not the acquisition of Tenant’s interest in this Lease (except if such assignment is made for a valid intracorporate business purpose to an Affiliate) and is not made to circumvent the provisions of this Subsection 6.2.1, (II) except if pursuant to a Merger permitted by clause (i) above, Tenant shall, contemporaneously with such assignment, provide Landlord with a fully executed counterpart of any such assignment, which assignment shall comply with the provisions of this Subsection 6.2.1 and shall include an agreement by the assignee in form reasonably satisfactory to Landlord, to be bound by all of the terms of this Lease, (III) in the case of an actual or deemed assignment pursuant to clause (i), Tenant shall provide Landlord, not less than ten (10) days in advance of any such assignment, evidence reasonably satisfactory to Landlord of the Required Net Worth of the successor or purchaser, and (IV) there shall not be a Default of Tenant at the effective date of such assignment.  Tenant shall also be permitted, without the need for Landlord’s consent, but only upon not less than ten (10) days prior notice to Landlord, to enter into any sublease (a “Permitted Sublease”) with any Affiliate provided that such sublease shall expire upon any event pursuant to which the sublessee thereunder shall cease to be an Affiliate.  Any assignment to an Affiliate shall provide that it may, at Landlord’s election, be terminated and deemed void if during the Term of this Lease such assignee or any successor to the interest of Tenant hereunder shall cease to be an Affiliate.

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In the event that Tenant shall intend to enter into any sublease or assignment other than a Permitted Sublease or Permitted Assignment, then Tenant shall, not later than thirty (30) days prior to the proposed commencement of such sublease or assignment, give Landlord notice of such intent, identifying the proposed subtenant or assignee, all of the terms and conditions of the proposed sublease or assignment and such other information as the Landlord may reasonably request.  In such case Landlord may elect (a) to terminate the Term of this Lease if Tenant intends to assign this Lease, or to sublease (including expansion options) more than fifty percent (50%) of the Premises for a term (including extension options) of more than half of the remaining Term hereof or (b) to exclude from the Premises, for the term of such proposed sublease, the portion thereof to be sublet if the conditions set forth in (a) do not prevail, by giving notice to Tenant of such election not later than thirty (30) days after receiving notice of such intent from Tenant.  If Landlord shall give such notice within such thirty (30) day period, upon the later to occur of (A) the proposed date of commencement of such proposed sublease or assignment, or (B) the date which is thirty (30) days after Landlord’s notice, the Term of this Lease shall terminate or the Premises shall be reduced to exclude the portion of the Premises intended for subletting, in which case Annual Fixed Rent and Tenant’s Percentage shall be correspondingly reduced.  If Landlord shall give its consent, Tenant may enter into such sublease or assignment on the terms and conditions set forth in such notice from Tenant within one hundred twenty (120) days of the initially proposed sublease commencement date.  If Tenant shall not enter into such sublease or assignment within such period and shall still desire to enter into any sublease or assignment, or if Tenant shall change the terms and conditions thereof following the date of Tenant’s notice to Landlord, the first sentence of this paragraph shall again become applicable.

If this Lease is assigned or if the Premises or any part thereof are sublet (or occupied by any party other than Tenant and its employees) then, after a Default by Tenant, Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Annual Fixed Rent and Additional Rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Subsection 6.2.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Lease.

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Any sublease of all or any portion of the Premises shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subject or subordinate, that other than the payment of Annual Fixed Rent and Additional Rent due pursuant to Section 4.1, Subsections 4.2.1 and 4.2.2 or any obligation relating solely to those portions of the Premises which are not part of the subleased premises, the subtenant shall comply with and be bound by all of the obligations of Tenant hereunder, that unless Landlord waives such prohibition, the subtenant may not enter into any sub-sublease, sublease assignment, license or any other agreement granting any right of occupancy of any portion of the subleased premises; and that Landlord shall be an express beneficiary of any such obligations, and that in the event of termination of this Lease or reentry or dispossession of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any mortgagee of the Property, as holder of a mortgage or as Landlord under this Lease if such mortgagee succeeds to that position, shall (a) be liable for any act or omission of Tenant under such sublease, (b) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease unless consented to by Landlord and such mortgagee or by any previous prepayment of more than one (1) month’s rent, (d) be bound by any covenant of Tenant to undertake or complete any construction of the Premises or any portion thereof, (e) be required to account for any security deposit of the subtenant other than any security deposit actually received by Landlord, (f) be bound by any obligation to make any payment to such subtenant or grant any credits unless specifically agreed to by Landlord and such mortgagee, (g) be responsible for any monies owing by Tenant to the credit of the subtenant or (h) be required to remove any person occupying the Premises or any part thereof; and such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn.  The provisions of this paragraph shall not be deemed a waiver of the provisions set forth in the first paragraph of this Subsection 6.2.1.

Tenant shall not enter into, nor shall it permit any person having an interest in the possession, use, occupancy or utilization of any part of the Premises to enter into, any sublease, license, concession, assignment or other agreement for use, occupancy or utilization of the Premises (i) which provides for rental or other compensation based on the income or profits derived by any person or on any other formula such that any portion of such sublease rental, or other consideration for a license, concession, assignment or other occupancy agreement, would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code or any similar or successor provision thereto, or (ii) under which fifteen percent (15%) or more of the total rent or other compensation received by Tenant is attributable to personal property and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffectual as a conveyance of any right or interest in the possession, use, occupancy or utilization of such part of the Premises.

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No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord’s written approval in the case of any other subletting or assignment.  The joint and several liability of Tenant named herein and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (a) agreement which modifies any of the rights or obligations of the parties under this Lease, (b) stipulation which extends the time within which an obligation under this Lease is to be performed, (c) waiver of the performance of an obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease.  No assignment, subletting or occupancy shall affect the Permitted Uses.  Any subletting, assignment or other transfer of Tenant’s interest in this Lease in contravention of this Subsection 6.2.1 shall be voidable at Landlord’s option.  Tenant shall not occupy any space in the Building (by assignment, sublease or otherwise) other than the Premises.

If the rent and other sums (including, without limitation, all monetary payments plus the reasonable value of any services performed or any other thing of value given by any assignee or subtenant in consideration of such assignment or sublease), either initially or over the term of any assignment or sublease (other than a Permitted Assignment of a Permitted Sublease), payable by such assignee or subtenant exceed the Annual Fixed Rent plus Additional Rent called for hereunder with respect to the space assigned or sublet, Tenant shall pay fifty  percent (50%) of such excess to Landlord, as Additional Rent, payable monthly at the time for payment of Annual Fixed Rent.  Nothing in this paragraph shall be deemed to abrogate the provisions of this Subsection 6.2.1 and Landlord’s acceptance of any sums pursuant to this paragraph shall not be deemed a granting of consent to any assignment of the Lease or sublease of all or any portion of the Premises.

6.2.2        Nuisance

.  Tenant shall not injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit in the Premises any vending machine (except such as is used for the sale of merchandise to employees of Tenant) or inflammable fluids or chemicals (except such as are customarily used in connection with standard office equipment and light manufacturing, provided that the same comply with applicable law); nor permit any cooking to such extent as requires special exhaust venting; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate or increase the premiums for any of Landlord’s insurance or which is liable to render necessary any alteration or addition to the Building; nor conduct any auction, fire, “going out of business” or bankruptcy sales.

6.2.3        Floor Load; Heavy Equipment

.  Tenant shall not place a load upon any floor of the Premises exceeding the lesser of the floor load capacity which such floor was designed to carry or which is allowed by law.  Landlord reserves the right to prescribe the weight and position of all heavy business machines and equipment, including safes, which shall be placed so as to distribute the weight.  Business machines and mechanical equipment which cause vibration or noise shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration, noise and annoyance.  Tenant shall not move any safe, heavy machinery, heavy equipment, freight, construction materials or fixtures into or out of the Premises without Landlord’s prior consent which consent may include a requirement to provide insurance naming Landlord, and the holder of any mortgage affecting the Property, as additional insureds, with such coverage and in such amount as Landlord reasonably requires.  If any such safe, machinery, heavy equipment, freight, or fixtures requires special handling, Tenant agrees to employ only persons holding a master rigger’s license to do said work, and that all work in connection therewith shall comply with applicable laws and regulations.  Any such moving shall be at the sole risk and hazard of Tenant and Tenant hereby agrees to exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.  Tenant shall schedule such moving at such times as Landlord shall reasonably designate.  Notwithstanding the above, Tenant shall have the right to utilize a forklift truck in its normal operations to load, unload and store its products on pallets in the Building and on the Property, Tenant expressly agreeing that Tenant shall repair any damage to the Property caused by the use of any forklift truck and shall indemnify, defend and hold Landlord harmless against any loss cost or damage (including, without limitation, reasonable attorneys fees) arising from the use of any forklift truck.

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6.2.4        Electricity

.  Tenant shall not connect to the electrical distribution system serving the Premises (i) a total load exceeding the lesser of the capacity of such system or the maximum load permitted from time to time under applicable governmental regulations or (ii) any apparatus or device in the Premises (1) using current in excess of 110 volts for its electric outlets and lighting or in excess of 480 volts for the purpose of servicing its HVAC and mechanical systems in the Building, or (2) which would cause Tenant’s electrical demand load to exceed 1.0 watts per rentable square foot for overhead lighting or 2.0 watts per rentable square foot for convenience outlets.  The capacity of the electrical distribution system serving the Premises shall be the lesser of (a) the capacity of the branch of the system serving the Premises exclusively or (b) Tenant’s percentage of the capacity of the system serving the entire Building, Landlord and Tenant agreeing that such capacity shall be allocated equally over the entire rentable area of the Building.

6.2.5        Installation, Alterations or Additions

.  Tenant shall not make any installations, alterations, additions or improvements (collectively and individually referred to in this paragraph as “work”) in, to or on the Premises, nor to permit the making of any holes in the walls, partitions, ceilings or floors without on each occasion obtaining the prior consent of Landlord (which consent shall not be unreasonably withheld, conditioned, or delayed and which consent shall not be required with respect to Permitted Work, as hereinafter defined), and then only pursuant to design documentation approved by Landlord in advance in each instance in accordance with Exhibit D.  “Permitted Work” shall be defined as work within the interior of the portion of the Building contained within the Premises which: (i) is not visible from the exterior of the Building, (ii) does not affect the roof, structure of systems of the Building, (iii) costs $25,000.00 or less, (iv) which are cosmetic in nature (i.e., wall coverings, floor coverings, painting), and (v) of which Tenant has given Landlord at least five (5) days prior written notice (which notice shall contain either plans and specifications or other reasonable description of the work); provided, however, that such prior notice shall not be required (a) in an emergency (it being agreed that Tenant shall provide such notice as is reasonable thereafter), (b) for routine maintenance and janitorial services that otherwise meet the requirements of this sentence, or (c) for the installation of cosmetic alterations as set forth in subclause (iv) above that otherwise meet the requirements of this sentence.  All work to be performed to the Premises by Tenant shall (i) be performed in a good and workmanlike manner by contractors approved in advance by Landlord and in compliance with the provisions of Exhibit D and all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws, (ii) be made at Tenant’s sole cost and expense and at such times and in such a manner as Landlord may from time to time designate, and (iii) be free of liens and encumbrances and become part of the Premises and the property of Landlord without being deemed additional rent for tax purposes, Landlord and Tenant agreeing that Tenant shall be treated as the owner of the work for tax purposes until the expiration or earlier termination of the Term hereof, subject to Landlord’s rights pursuant to Subsection 6.1.9 to require Tenant to remove the same at or prior to the expiration or earlier termination of the Term hereof and, to the extent Landlord shall make such election, title thereto shall remain vested in Tenant at all times.  Tenant shall pay promptly when due the entire cost of any work to the Premises so that the Premises, Building and Property shall at all times be free of liens, and, at Landlord’s request, Tenant shall furnish to Landlord a bond or other security acceptable to Landlord assuring that any such work will be completed in accordance with the plans and specifications theretofore approved by Landlord and assuring that the Premises will remain free of any mechanics’ lien or other encumbrances that may arise out of such work.  Prior to the commencement of any such work, and throughout and until completion thereof, Tenant shall maintain, or cause to be maintained, the insurance required by Exhibit E, all with coverage limits as stated therein or such higher limits as shall be reasonably required by Landlord.  In addition, Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or arising out of such work.  Whenever and as often as any mechanic’s or materialmen’s lien shall have been filed against the Property based upon any act of Tenant or of anyone claiming through Tenant, Tenant shall within seven (7) days of notice from Landlord to Tenant take such action by bonding, deposit or payment as will remove or satisfy the lien.  Tenant shall, upon request of Landlord, execute and deliver to Landlord a bill of sale covering any work Tenant shall be required to surrender hereunder.

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Tenant shall not, at any time, directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer in the Premises, if such employment will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others.  In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, vendors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

6.2.6        Abandonment

.  Tenant shall not abandon or vacate the Premises during the Term.

6.2.7        Signs

.  Except for Tenant’s exterior signage rights under Section 10.11 hereof, and signage approved by Landlord (which approval shall not be unreasonably withheld, conditioned, or delayed), Tenant shall not paint or place any signs or place any curtains, blinds, shades, awnings, aerials, or the like, visible from outside the Premises without Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned, or delayed.  Landlord shall not unreasonably withhold consent for signs or lettering on or adjacent to the entry doors to the Premises provided such signs conform to building standards adopted by Landlord and Tenant has submitted to Landlord a plan or sketch of the sign to be placed on such entry doors.  Landlord agrees, however, to maintain a tenant directory in the lobby of the Building in which will be placed Tenant’s name and the location of the Premises in the Building.  All signs and directory listings and any modifications thereto shall be at Tenant’s sole cost and expense.  Tenant shall have the right to install an awning over the overhead door, provided that: (i) Tenant obtains Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, (ii) Tenant obtains all necessary governmental approvals with respect to such awning, (iii) Tenant shall, throughout the Term, maintain the awning in good condition, and (iv) upon the expiration or prior termination of the Term, Tenant shall remove the awning and repair any damage to the Building caused by the installation or removal of such awning.

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6.2.8        Oil and Hazardous Materials

.  Tenant shall not introduce on or transfer to the Premises or Property, any Hazardous Materials (as hereinafter defined) except for those materials which are used in the normal course of Tenant’s business; and in the use, handling, storage and disposal of the same, the Tenant shall comply with all applicable Environmental Laws and with the standards provided therefor by the manufacturer thereof.

            In no event shall Tenant be liable for Hazardous Materials which exist at, in or under the Premises or Property as of the Date of this Lease; nor dump, flush or otherwise dispose of any Hazardous Materials into the drainage, sewage or waste disposal systems serving the Premises or Property; nor generate, store, use, release, spill or dispose of any Hazardous Materials in or on the Premises or the Property or transfer any Hazardous Materials from the Premises to any other location; and Tenant shall not commit or suffer to be committed in or on the Premises or Property any act which would require any reporting or filing of any notice with any governmental agency pursuant to any statutes, laws, codes, ordinances, rules or regulations, present or future, applicable to the Property or to Hazardous Materials.  Notwithstanding the foregoing, Tenant shall have the right to use Hazardous Materials which are required in the ordinary course of Tenant’s business, provided that Tenant handles, transports, stores, and uses the same in compliance with all applicable Environmental Laws and manufacturers’ standards.

Tenant agrees that if it shall generate, store, release, spill, dispose of or transfer to the Premises or Property any Hazardous Materials, it shall promptly remove the same, at its sole cost and expense, in the manner provided by all applicable Environmental Laws (as hereinafter defined), regardless of when such Hazardous Materials shall be discovered.  Furthermore, Tenant shall pay any fines, penalties or other assessments imposed by any governmental agency with respect to any such Hazardous Materials and shall forthwith repair and restore any portion of the Premises or Property which it shall disturb in so removing any such Hazardous Materials to the condition which existed prior to Tenant’s disturbance thereof.

Tenant agrees to deliver promptly to Landlord any notices, orders or similar documents received from any governmental agency or official concerning any violation of any Environmental Laws or with respect to any Hazardous Materials affecting the Premises or Property.  In addition, Tenant shall, within ten (10) days of receipt, accurately complete any questionnaires from Landlord or other informational requests relating to Tenant’s use of the Premises and, in particular, to Tenant’s use, generation, storage and/or disposal of Hazardous Materials at, to, or from the Premises.

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Tenant shall indemnify, defend (by counsel satisfactory to Landlord), protect, and hold Landlord free and harmless from and against any and all claims, or threatened claims, including without limitation, claims for death of or injury to any person or damage to any property, actions, administrative proceedings, whether formal or informal, judgments, damages, punitive damages, liabilities, penalties, fines, costs, taxes, assessments, forfeitures, losses, expenses, reasonable attorneys’ fees and expenses, consultant fees, and expert fees to the extent such claims arise from or are caused, directly or indirectly, by (i) the presence or suspected presence in, on, under or about the Premises or discharge in or from the Premises of any Hazardous Materials, or Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, or (ii) Tenant’s failure to comply with any Environmental Laws.  Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs (including, without limitation, capital, operating and maintenance costs) incurred in connection with any investigation or monitoring of site conditions, repair, cleanup, containment, remedial, removal or restoration work, or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith.  For purposes of this Subsection 6.2.8, any acts or omissions of Tenant, or its subtenants or assignees or its or their employees, agents, contractors or vendors (whether or not they are negligent, intentional, willful or unlawful) shall be attributable to Tenant.

The term “Hazardous Materials” shall mean and include any petroleum, petroleum products, asbestos, radioactive, biological, medical or infectious wastes or materials, and any other wastes, materials and substances which are defined, determined or identified as toxic or hazardous in any Environmental Laws, or in any judicial or administrative interpretation of Environmental Laws.

“Environmental Laws” shall mean any and all federal, state and municipal statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, medical, biological, infectious, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, medical, biological, infectious, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

ARTICLE 7
Casualty or Taking

7.1              Termination

 Rights.

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A.        Landlord’s Rights.  In the event that the Premises or the Property, or any material part thereof shall be destroyed or damaged by fire or casualty, shall be taken by any public authority or for any public use or shall be condemned by the action of any public authority, then the Term of this Lease may be terminated at the election of  Landlord.  Such election, which may be made notwithstanding the fact that Landlord’s entire interest may have been divested, shall be made by the giving of notice to the other party within sixty (60) days after the date of the taking or casualty.

7.2       Tenant’s Rights. In the event that (i) at least twenty-five percent (25%) of the rentable area of the Premises is damaged by fire or other casualty to such an extent that the time reasonably necessary for Landlord to make repairs as required in the ordinary course shall exceed the lesser of six (6) months or that period of time equal to one-half of the then remainder of the Term of this Lease as of the date of fire or other casualty or (ii) at least twenty-five percent (25%) of the rentable area of the Premises or reasonable access to the Premises is damaged by fire or other casualty and repairs are not substantially completed (or reasonable access restored within six (6) months from the date of the fire or other casualty, or (iii) at least twenty-five (25%) of the rentable area of the Premises is taken by an exercise of eminent domain, then in any such case Tenant shall have the right to terminate the Term of this Lease by giving notice of its desire to do so to Landlord within thirty (30) days after, in the first or third case, such damage or taking, and in the second case, the expiration of such six-(6)-month period, whereupon on the date thirty (30) days after the giving of such notice, the Term of this Lease shall terminate with the same force and effect as if such date were the date on which the Term of this Lease were scheduled to expire.  Notwithstanding the foregoing to the contrary, Tenant shall have not right to terminate the Term of this Lease due to a fire or other casualty if the cause thereof was due to the negligence of other wrongful conduct of Tenant or any subtenant or assignee or any agent, employee or invitee of any of the foregoing.

7.2              Restoration

.  If the Landlord and Tenant do not elect to so terminate, this Lease shall continue in force and (so long as the damage is not caused by the negligence or other wrongful act of Tenant or its employees, agents, contractors, vendors or invitees) a just proportion of the Annual Fixed Rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises (excluding any improvements to the Premises made at Tenant’s expense), or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such destruction, taking, or condemnation and subject to zoning and building laws or ordinances then in existence. After any such casualty, Tenant shall remove from the Premises as promptly as reasonably possible, all of Tenant’s salvageable equipment, furniture and other property.  Tenant acknowledges that Landlord will not carry insurance on Tenant’s furniture and/or furnishing or any fixtures or equipment, improvements, alterations or appurtenances and agrees that Landlord will not be obligated to repair any damage thereto or replace the same.  Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Article 7 shall govern and control in lieu thereof.  “Net proceeds of insurance recovered or damages awarded” refers to the gross amount of such insurance or damages actually made available to Landlord (and not retained by any Superior Lessor or Superior Mortgagee) less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

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7.3              Award

.  Irrespective of the form in which recovery may be had by law, all rights to seek reimbursement for damages or compensation arising from fire or other casualty or any taking by eminent domain or condemnation shall belong to Landlord in all cases.  Tenant hereby grants to Landlord all of Tenant’s rights to such claims for damages and compensation and covenants to deliver such further assignments thereof as Landlord may from time to time request.  Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE 8
Defaults

8.1              Default of Tenant

.  (a) (I) If Tenant shall default in its obligations to pay the Annual Fixed Rent or Additional Rent or any other charges or amounts under this Lease when due or shall default in complying with its obligations under Subsection 6.1.11 of this Lease and if any such default shall continue for ten (10) days after written notice from Landlord designating such default, or (II) if as promptly as possible but in any event within thirty (30) days after notice from Landlord to Tenant specifying any default or defaults other than those set forth in clause (I) Tenant has not cured the default or defaults so specified; or (b) if any assignment shall be made by Tenant for the benefit of creditors; or (c) if Tenant’s leasehold interest shall be taken on execution; or (d) if a lien or other involuntary encumbrance shall be filed against Tenant’s leasehold interest or Tenant’s other property, including said leasehold interest, and shall not be discharged within ten (10) days thereafter; or (e) if a petition shall be filed by Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect; or (f) if an involuntary petition under any of the provisions of any bankruptcy law or code shall be filed against Tenant and such involuntary petition shall not be dismissed within thirty (30) days thereafter; or (g) if a custodian or similar agent shall be authorized or appointed to take charge of all or substantially all of the assets of Tenant; or (h) if Tenant dissolves or shall be dissolved or shall liquidate or shall adopt any plan or commence any proceeding, the result of which is intended to include dissolution or liquidation; or (i) if any order shall be entered in any proceeding by or against Tenant decreeing or permitting the dissolution of Tenant or the winding up of its affairs; or (j) if Tenant shall fail to pay any installment of Annual Fixed Rent or Additional Rent when due, Tenant shall cure such default within the grace period provided in clause (a) (I) above (or with Landlord’s approval after the expiration of such grace period) and Tenant shall, within the next year following the date such initial defaulted payment was first due, fail more than once to pay any installment of Annual Fixed Rent or Additional Rent when due, then, and in any of such cases indicated in clauses (a) through (j) hereof (collectively and individually, a “Default of Tenant”), Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter give notice to Tenant terminating this Lease and the Term hereof, which notice shall specify the date of termination, whereupon on the date so specified, the Term of this Lease and all of Tenant’s rights and privileges under this Lease shall expire and terminate but Tenant shall remain liable as hereinafter provided.

8.2              Remedies

.  In the event of any termination pursuant to Section 8.1, Tenant shall pay the Annual Fixed Rent, Additional Rent and other charges payable hereunder up to the time of such termination.  Thereafter, whether or not the Premises shall have been re‑let, Tenant shall be liable to Landlord for, and shall pay to Landlord the Annual Fixed Rent, Additional Rent and other charges which would be payable hereunder for the remainder of the Term of this Lease had such termination not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys’ fees and expenses, advertising costs, administration expenses, alteration costs, the value of any tenant inducements (including but without limitation free rent, moving costs, and contributions toward leasehold improvements) and any other expenses incurred in preparation for such reletting.  Tenant shall pay such damages to Landlord monthly on the days on which the Annual Fixed Rent, Additional Rent or other charges would have been payable hereunder if the Term of this Lease had not been so terminated.

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At any time after such termination, in lieu of recovering damages pursuant to the provisions of the immediately preceding paragraph with respect to any period after the date of demand therefor, at Landlord’s election, Tenant shall pay to Landlord the greater of (i) the amount, if any, by which (A) the Annual Fixed Rent, Additional Rent and other charges which would be payable hereunder from the date of such demand to the end of what would be the then unexpired Term of this Lease had such termination not occurred, shall exceed (B) the then fair rental value of the Premises for the same period, reduced to amortize over such period all costs or expenses which Landlord would incur to obtain such fair market rent, or (ii) an amount equal to the lesser of (x) the Annual Fixed Rent, Additional Rent and other charges that would have been payable for the remainder of the Term of this Lease had such termination not occurred or (y) the aggregate of the Annual Fixed Rent, Additional Rent and other charges accrued in the twelve (12) months ended next prior to such termination (without reduction for any free rent or other concession or abatement) except that in the event the Term of this Lease is so terminated prior to the expiration of the first full year of the Term of this Lease, the damages which Landlord may elect to recover pursuant to clause (ii) (y) of this paragraph shall be calculated as if such termination had occurred on the first anniversary of the Rent Commencement Date and there had been no so-called free rent or other rental concession or any rental abatement.

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

In case of any Default of Tenant, re-entry, expiration and repossession by summary proceedings or otherwise, Landlord may (i) relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or, in the event that the Premises are relet, for failure to collect the rent under such reletting.

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To the fullest extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.  Without limiting the foregoing, Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant also waives any and all rights of redemption or re-entry or repossession under present or future laws, including specifically but without limitation, Section 761 of the New York Real Property Actions and Proceeding Law including any amendments hereafter made thereto, and Tenant further waives any and all rights to restore the operation of this Lease and further waives any right under Article 63 of the Civil Practice Law and Rules.  The terms “enter,” “entry,” or “re-entry” as used in this Lease are not restricted to their technical legal meaning.

8.3              Remedies Cumulative

.  Except as expressly provided otherwise in Section 8.2, any and all rights and remedies which Landlord may have under this Lease, and at law and equity (including without limitation actions at law for direct, indirect, special and consequential (foreseeable and unforeseeable) damages, for Tenant’s failure to comply with its obligations under this Lease shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

8.4              Landlord’s Right to Cure Defaults

.  At any time with or without notice, Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to comply with any of its obligations under this Lease (irrespective of whether the same shall have ripened into a Default of Tenant), and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand, as Additional Rent, all such sums including reasonable attorneys fees, together with interest thereon at a rate (the “Default Rate”) equal to the lesser of five percent (5%) over the Prime Rate or the maximum rate allowed by law.  “Prime Rate” shall mean the annual floating rate of interest, determined daily and expressed as a percentage from time to time announced by Citibank, N.A. as its “prime” or “base” rate, so-called, or if at any time Citibank, N.A. ceases to announce such a rate, as announced by the largest national or state-chartered banking institution having its principal offices in New York City and announcing such a rate. If, at any time, neither Citibank, N.A. nor the largest national or state-chartered banking institution having its principal offices in New York City is announcing such a floating rate, “Prime Rate” shall mean a rate of interest, determined daily, which is two hundred (200) basis points above the fourteen-(14)-day moving average closing trading price of ninety-(90)-day U.S. Treasury Bills.

8.5              Holding Over

.  Any holding over by Tenant after the expiration or early termination of the Term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to one and a half (1 ½) times the greater of (x) the fair market rental value for the Premises on a month-to-month basis or (y) the sum of the Annual Fixed Rent plus Additional Rent in effect immediately prior to the expiration or earlier termination of the Term.  Tenant shall also pay to Landlord all damages, direct and/or consequential (foreseeable and unforeseeable), sustained by reason of any such holding over.  Otherwise, all of the covenants, agreements and obligations of Tenant applicable during the Term of this Lease shall apply and be performed by Tenant during such period of holding over as if such period were part of the Term of this Lease.

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8.6              Effect of Waivers of Default

.  Any consent or permission by Landlord to any act or omission by Tenant shall not be deemed to be consent or permission by Landlord to any other similar or dissimilar act or omission and any such consent or permission in one instance shall not be deemed to be consent or permission in any other instance.

8.7              No Waiver, etc

.  The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.  The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged.  No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.8              No Accord and Satisfaction

.  No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

ARTICLE 9
Rights of Holders

9.1              Rights of Mortgagees or Ground Lessor

.  This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground or master lease, and all renewals, extensions, modifications and replacements thereof, and to all mortgages, which may now or hereafter affect the Building or the Property and/or any such lease, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and all consolidations of such mortgages.  This Section shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination.  Any lease to which this Lease is subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called “Superior Lessor”; and any mortgage to which this Lease is subject and subordinate, is herein called “Superior Mortgage” and the holder of a Superior Mortgage is herein called “Superior Mortgagee”.

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If any Superior Lessor or Superior Mortgagee or the nominee or designee of any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord’s rights (herein called “Successor Landlord”) and upon such Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment.  Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord (unless formerly the landlord under this Lease) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (b) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant, (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (d) bound by any modification of this Lease subsequent to such Superior Lease or Superior Mortgage, or by any previous prepayment of Annual Fixed Rent or Additional Rent for more than one (1) month, which was not approved in writing by the Successor Landlord, (e) liable to the Tenant beyond the Successor Landlord’s interest in the Property, (f) responsible for the performance of any work to be done by Landlord under this Lease to render the Premises ready for occupancy by the Tenant, or (g) required to remove any person occupying the Premises or any part thereof, except if such person claims by, through or under the Successor Landlord.  Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid.

9.2              Modifications

.  If any Superior Lessor or Superior Mortgagee shall require any modification(s) of this Lease, Tenant shall, at Landlord’s request, promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall require, provided that such modification(s) do not adversely affect in any material respect any of Tenant’s rights under this Lease.  In addition, and notwithstanding Section 9.1 to the contrary, any Superior Lessor or Superior Mortgagee may, at its option, subordinate the Superior Lease or Superior Mortgage of which it is the lessor or holder to this Lease by giving Tenant ten (10) days prior written notice of such election, whereupon this Lease shall, irrespective of dates of execution, delivery and recording, be superior to such Superior Lease or Superior Mortgage and no other documentation shall be necessary to effect such change.

9.3              Subordination, Non-Disturbance and Attornment

.  At Tenant’s request, Landlord shall use commercially reasonable efforts (without the obligation to incur expense or liability in connection with such efforts) to obtain a so-called non-disturbance agreement from any such Superior Lessor or Superior Mortgagee which agreement may be in the form customarily used by such Superior Lessor or Superior Mortgagee, or if no such form exists, in any commercially reasonable form, subject to the conditions and limitations of Sections 9.1 and 9.2, provided, however, that if, despite such commercially reasonable efforts, Landlord is unable to obtain such agreement, such failure shall not constitute a default by Landlord under this Lease.

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ARTICLE 10
Miscellaneous Provisions

10.1          Notices

.  Except as may be expressly provided herein otherwise, all notices, requests, demands, consents, approval or other communications to or upon the respective parties hereto shall be in writing, shall be delivered by hand or mailed by certified or registered mail, return receipt requested, or by a nationally recognized courier service that provides a receipt for delivery such as Federal Express, United Parcel Service or U.S. Postal Service Express Mail and shall be addressed as follows:  If intended for Landlord, to the Original Addresses of Landlord set forth in Section 1.1 of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by notice to Tenant);and if intended for Tenant, addressed to Tenant at the Original Address of Tenant set forth in Section 1.1 of this Lease until the date on which Tenant occupies the Premises for business purposes and thereafter to the Property (or to such other address or addresses as may from time to time hereafter be designated by Tenant by notice to Landlord).  Notices shall be effective on the date delivered to (or the first date such delivery is attempted and refused by) the party to which such notice is required or permitted to be given or made under this Lease.  Notices from Landlord may be given by Landlord’s Agent, if any, or Landlord’s attorney.

10.2          Quiet Enjoyment; Landlord’s Right to Make Alterations, Etc

.  Landlord agrees that upon Tenant’s paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease; provided however, that Landlord reserves the right at any time and from time to time, without the same constituting breach of Landlord’s covenant of quiet enjoyment or an actual or constructive eviction, and without Landlord incurring any liability to Tenant or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, improvements, repairs or replacements in or to the interior and exterior of the Building (including the Premises) and the fixtures and equipment thereof, and in or to the Property, or properties adjacent thereto, as Landlord may deem necessary or desirable, and to change (provided that there be no unreasonable obstruction of the right of access to the Premises by Tenant and that Landlord use commercially reasonable efforts to minimize, to the extent practical, any interference with the conduct of business at the Premises) the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, or other common areas of the Building and Property, except that, prior to the date that Tenant occupies and leases one hundred (100%) percent of the Building, Landlord may exercise its rights under this Section 10.2, only: (i) in order to make alterations, additions and improvements required by applicable laws, ordinances or regulations, or (ii) in connection with the exercise by Landlord of its rights or obligations under this Lease.

Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer Landlord reasonably believes is entitled to such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

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10.3          Lease not to be Recorded; Confidentiality of Lease Terms

.  Tenant agrees that it will not record this Lease.  Both parties shall, upon the request of either (and at the expense of the requesting party), execute and deliver a notice or short form of this Lease in such form, if any, as may be acceptable for recording with the land records of the governmental entity responsible for keeping such records for the Town of Brighton, New York.  In no event shall such document set forth the rent or other charges payable by Tenant pursuant to this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

Tenant acknowledges that the terms under which the Landlord has leased the Premises to Tenant (including, without limitation, the rental rate(s), term and other financial and business terms), constitute confidential information of Landlord (“Confidential Information”).  Tenant covenants and agrees to keep the Confidential Information confidential and not to disclose the same to third parties; provided, however, that such Confidential Information may be disclosed by Tenant as is required, by law, of a publicly traded company and to those of its officers, employees, attorneys, accountants, lenders and financial advisors (collectively, “Representatives”) who need to know such information in connection with Tenant’s use and occupancy of the Premises and for financial reporting and credit related activities.  Tenant shall not make or permit to be made any press release or other similar public statement regarding this Lease without the prior approval of Landlord, which approval shall not be unreasonably withheld.  Tenant furthermore agrees to inform its Representatives of the confidential nature of such Confidential Information and to use all reasonable efforts to cause each Representative to treat such Confidential Information confidentially and in accordance with the terms of this paragraph.

10.4          Assignment of Rents and Transfer of Title; Limitation of Landlord’s Liability

.  Tenant agrees that the assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, whether absolute or conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder (subject to the limitations set forth in Section 9.1) only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises.

The term “Landlord”, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of Landlord’s interest in the Property, and in the event of any transfer or transfers of such title to said property, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Property.

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Notwithstanding the foregoing, in no event shall the acquisition of Landlord’s interest in the Property by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Property back to Landlord or the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder.  Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder.  The seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until such purchaser expressly assumes in writing the Landlord’s obligations hereunder.

Tenant shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Property, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord ever be personally liable for any such liability.  In addition, Landlord hereby notifies Tenant that the Declaration of Trust of Hub Properties Trust provides, and Tenant  agrees that no trustee, officer, director, general or limited partner, member, shareholder, beneficiary, employee or agent of Landlord (including any person or entity from time to time engaged to supervise and/or manage the operation of Landlord) shall be held to any liability, jointly or severally, for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to Landlord or arising out of any action taken or omitted for or on behalf of Landlord.

10.5          Landlord’s Default

.  Landlord shall not be deemed to be in breach of, or in default in the performance of, any of its obligations under this Lease unless it shall fail to perform such obligation(s) and such failure shall continue for a period of thirty (30) days, or such additional time as is reasonably required to correct any such breach or default, after written notice has been given by Tenant to Landlord specifying the nature of Landlord’s alleged breach or default.  Tenant shall have no right to terminate this Lease for any breach or default by Landlord hereunder and no right, for any such breach or default, to offset or counterclaim against any rent due hereunder.  In no event shall Landlord ever be liable to Tenant for any punitive damages or for any loss of business or any other indirect, special or consequential damages suffered by Tenant from whatever cause.  Tenant further agrees that if Landlord shall have failed to cure any such breach or default within thirty (30) days of such notice to Landlord (or if such breach or default cannot be cured within said time, then within such additional time as may be necessary if within said thirty days Landlord has commenced and is diligently pursuing the remedies necessary to cure such breach or default), then the holder(s) of any mortgage(s) or the lessor under any ground lease entitled to notice pursuant to Section 10.6 shall have an additional thirty (30) days within which to cure such breach or default if such breach or default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days any such holder or lessor has commenced and is diligently pursuing the remedies necessary to cure such breach or default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure).

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Where provision is made in this Lease for Landlord’s consent and Tenant shall request such consent and Landlord shall fail or refuse to give or shall delay in giving such consent, Tenant shall not be entitled to any damages and Tenant hereby waives any claim based on such failure, refusal or delay; provided however in any situation where Landlord is expressly required not to withhold its consent unreasonably Tenant shall (at its sole remedy) be entitled to bring an action for specific performance or injunction.

10.6          Notice to Mortgagee and Ground Lessor

.  After receiving notice from any party that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord’s defaults by such holder or ground lessor shall be treated as performance by Landlord.

10.7          Brokerage

.  Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, other than CB Richard Ellis (Tenant’s Broker) and Moore Corporate Real Estate, Inc. (Landlord’s Broker) (collectively, the “Brokers”), and in the event of any brokerage claims or liens, other than by Brokers, against Landlord or the Property predicated upon or arising out of prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, and to discharge any such lien.

10.8          Waiver of Jury Trial

.  LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN CONNECTION WITH THIS LEASE.

10.9          Applicable Law and Construction

.  This Lease shall be governed by and construed in accordance with the laws of the state or district in which the Property is located and if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby.  Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and which shall expressly refer to this Lease.  All understandings and agreements heretofore made between the parties are merged in this Lease and any other such written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other such written agreement(s) made concurrently herewith.  This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.  The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.  The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and Tenant shall have no right to the Premises hereunder until the execution and delivery hereof by both Landlord and Tenant.  Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns.  If two or more persons or parties are named as Tenant herein, (i) each of such persons or parties shall be jointly and severally liable for the obligations of the Tenant hereunder, and Landlord may proceed against any one without first having commenced proceedings against any other of them and (ii) Landlord may require that all notices, requests, demands, consents, approvals or other communications delivered by Tenant under the Lease must be executed by each person or party named as Tenant herein.  Each term and each provision of this Lease to be performed by Tenant shall be construed to be both an independent covenant and a condition and time is of the essence with respect to the exercise of any of Tenant’s rights under this Lease.  The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant.  Except as otherwise set forth in this Lease, any obligations of Tenant (including, without limitation, rental and other monetary obligations, repair and maintenance obligations and obligations to indemnify Landlord), shall survive the expiration or earlier termination of this Lease, and Tenant shall immediately reimburse Landlord for any expense incurred by Landlord in curing Tenant’s failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Lease).

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10.10      Parking.

(a)                Tenant and Tenant’s employees shall have the right to park vehicles in the surface parking lot (the “Parking Facility”) appurtenant to the Building.  Tenant shall have the right to use six (6) parking spaces per 1,000 square feet of Premises Rentable Area.

(b)               Tenant shall use its parking spaces in the Parking Facility for the parking of passenger vehicles of Tenant and its employees only.  For so long as Tenant leases and occupies one hundred (100%) percent of the Building, Tenant shall have the right to leave vehicles in the Parking Facility adjacent to the Premises overnight, provided that from and after the date that Tenant no longer leases and occupies one hundred (100%) percent of the Building, Tenant shall have the right to leave vehicles in the Parking Facility adjacent to the Premises, except to the extent that such overnight parking would interfere with overnight snow removal from the Parking Facility.

(c)                Landlord reserves the right to implement systems to regulate access to and use of the Parking Facility, including, without limitation, parking passes, parking stickers, and card key access, or any other system reasonably designated by Landlord.

(d)               Tenant acknowledges that Landlord is not required to provide any security or security services for the Parking Facility.  All of the vehicles, and the contents thereof, in the Parking Facility shall be at the sole risk and hazard of the owner thereof.

(e)                Tenant hereby indemnifies and shall hold Landlord harmless from and against all claims, loss, cost, or damage arising out of the use by Tenant and its employees and invitees of the Parking Facility except to the extent caused by Landlord’s gross negligence or willful misconduct.

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(f)                Landlord reserves the right to designate reserved and unreserved parking areas within the Parking Facility, to change entrances or exits and alter traffic flow within the Parking Facility, and to modify the Parking Facility to any extent.

(g)               Tenant shall cause its employees and invitees to comply with all rules and regulations pertaining to the Parking Facility established by Landlord.

10.11      Exterior Signage

.  Notwithstanding to the contrary set forth in the Lease, provided Tenant is then in compliance with the below-listed conditions, Tenant shall have the non-exclusive right at its sole cost and expense, to install, maintain, repair and replace two (2) tenant identification signs consisting of the name of Tenant (the “Exterior Signage”) (which shall be for the exclusive use of Tenant) on the exterior of the Building, with exposure to Brighton-Henrietta Townline Road, and also on the front of the Building, in locations acceptable to Landlord, provided that (a) no monetary Default of Tenant has occurred hereunder and is then continuing, (b) such Exterior Signage is in compliance with all applicable laws, codes and ordinances, and Tenant has obtained all governmental permits and approvals required in connection therewith,, and (c) if Tenant no longer leases the Warehouse Premises, Tenant shall no longer have the right to maintain signage on the exterior of the Building adjacent to the Warehouse Premises, and Tenant shall remove any signage which it has installed on the exterior of the Building adjacent to the Warehouse Premises and shall repair any damage to the Building caused by the installation or removal of such signage.  The size and the appearance of the Exterior Signage shall be subject to the prior approval of Landlord, which approval shall not unreasonably be withheld, conditioned or delayed.  The installation, maintenance and removal of such Exterior Signage shall be performed at Tenant’s expense in accordance with the terms and conditions governing alterations pursuant to Subsection 6.2.5 of the Lease.

Notwithstanding the foregoing, within thirty (30) days after the date on which (i) there occurs, and remains uncured, a monetary Default of Tenant (beyond applicable notice and period of cure), (ii) Performance Technologies, Incorporated, itself, is no longer leasing the entirety of the Building, or (iii) the Term of the Lease expires or is terminated for all or any portion of the Building, then Tenant shall, at its cost and expense, remove the Exterior Signage and restore all damage to the Building caused by the installation and/or removal of such Exterior Signage, which removal and restoration shall be performed in accordance with the terms and conditions governing alterations pursuant to Subsection 6.2.5 of the Lease.  In the event that (x) the original placement of the Exterior Signage is in front of the Warehouse Premises and (y) Tenant does not renew the then applicable Warehouse Premises Term, Landlord may require Tenant, at Tenant’s sole cost and expense, to relocate the Exterior Signage and repair any damage to the Building caused by the removal thereof.   The rights to the Exterior Signage granted pursuant to this paragraph are personal to Performance Technologies, Incorporated, and may not be exercised by any occupant, subtenant, or other assignee of Performance Technologies, Incorporated.  Landlord shall cooperate with Tenant’s efforts to obtain any permit or approval required or desirable in connection with the installation of the Exterior Signage, and Tenant shall reimburse Landlord for its reasonable third party out-of-pocket costs incurred in connection with providing such cooperation.

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[Signatures on following page]

GSDOCS\2096218.11

WITNESS the execution hereof under seal on the day and year first above written.

LANDLORD:

HUB PROPERTIES TRUST, a
Maryland real estate investment trust

By:      /s/ David M. Lepore

David M. Lepore

Senior Vice President

TENANT:

PERFORMANCE TECHNOLOGIES, INCORPORATED, a Delaware corporation

By:     /s/ Dorrance W. Lamb

Name:     Dorrance W. Lamb

Title:   Sr. VP – Finance and CFO